UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

BJ’S RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BJ’S RESTAURANTS, INC.

16162 Beach Boulevard, Suite 100

Huntington Beach, California 92647

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 14, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BJ’s Restaurants, Inc., a California corporation (the “Company”), will be held at the Company’s “BJ’s Restaurant & Brewhouse” located at 16060 Beach Boulevard, Huntington Beach, California 92647 on June 14, 2005 at 9:00 a.m., Pacific Time for the following purposes:

(1)	The election of nine directors of the Company until the next annual meeting of shareholders;

(2)	Ratification and approval of BJ’s Restaurants, Inc. 2005 Equity Incentive Plan;

(3)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (“independent auditors”) for fiscal 2005; and

(4)	The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

The close of business on May 2, 2005, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment or postponements thereof. For a period of at least ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be open for examination by any shareholder during ordinary business hours at the Company’s corporate headquarters located at 16162 Beach Boulevard, Suite 100, Huntington Beach, California 92647.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

By Order of the Board of Directors,

PAUL A. MOTENKO

Co-Chairman of the Board of Directors, Vice

President and Secretary of the Company

May 20, 2005

BJ’S RESTAURANTS, INC.

16162 Beach Boulevard, Suite 100

Huntington Beach, California 92647

(714) 848-3747

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 14, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

The following information is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of BJ’s Restaurants, Inc. (the “Company”) in connection with the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) and adjournments or postponements thereof to be held on June 14, 2005 at the Company’s “BJ’s Restaurant & Brewhouse” located at 16060 Beach Boulevard, Huntington Beach, California 92647, at 9:00 a.m., Pacific Time for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

SOLICITATION AND REVOCATION OF PROXIES

A form of proxy is being furnished herewith by the Company to each shareholder and in each case is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting. We made copies of this Proxy Statement available to shareholders beginning on May 20, 2005. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. The costs of such solicitation are not expected to exceed $5,000. Directors, officers and regular administrative employees of the Company may solicit proxies personally, by telephone or telegraph but will not be separately compensated for such solicitation services.

Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted FOR the election of all nine of the nominee-directors specified herein, FOR the approval of BJ’s Restaurants, Inc. 2005 Equity Incentive Plan, and FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made therein. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a Director of the Company.

Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Annual Meeting and to vote in person.

Under the Company’s bylaws and California law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to ratification and approval of the 2005 Equity Incentive Plan and ratification of the selection of Ernst & Young LLP will have the same effect as votes against such proposals. Broker non-votes will be treated as unvoted for purposes of determining approval of any such proposals and will not be counted as votes for or against such proposals.

SHAREHOLDERS’ VOTING RIGHTS

Only holders of record of the Company’s Common Stock, no par value (“Common Stock”), at the close of business on May 2, 2005 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 22,585,886 shares of Common Stock outstanding, with one vote per share.

With respect to election of directors, assuming a quorum is present, the nine candidates receiving the highest number of votes are elected. See “Nomination and Election of Directors.” To approve BJ’s Restaurants, Inc. 2005 Equity Incentive Plan, assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required. To ratify the appointment of Ernst & Young LLP, assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of the Common Stock.

STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of May 2, 2005 by (a) each director of the Company, (b) each executive officer identified in the Summary Compensation Table, (c) all executive officers and directors of the Company as a group and (d) each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock. Ownership of less than 1% is indicated by an asterisk.

	Shares Beneficially Owned(1)
Name and Address(2)	Number of Shares(3)		Percentage of Class(3)
The Jacmar Companies William H. Tilley, Chairman/CEO 2200 W. Valley Blvd. Alhambra, CA 91803	4,509,578	(4)	19.97%

Golden Resorts, Inc. Jerry G. Brassfield, Director 140 Victory Lane Los Gatos, CA 95030	3,471,231	(5)	15.37%

Delaware Investment Advisers One Commerce Square Philadelphia, PA 19103	2,000,000	(6)	8.85%

Next Century Growth Investors, LLC 5500 Wayzata Blvd., Suite 1275 Minneapolis, MN 55416	1,491,494	(7)	6.60%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,399,200	(8)	6.19%

Gerald W. Deitchle	105,000	(9)	*

Paul A. Motenko	678,057	(10)	2.96%

Jeremiah J. Hennessy	658,057	(11)	2.87%

Louis M. Mucci	52,554	(12)	*

James A. Dal Pozzo	2,953,152	(13)	13.05%

Shann M. Brassfield	644,053	(14)	2.85%

John F. Grundhofer	55,154	(15)	*

J. Roger King	40,154	(16)	*

Larry D. Bouts	77,500	(17)	*

Peter A. Bassi	5,000	(18)	*

Michael A. Nahkunst	15,000	(19)	*

R. Dean Gerrie	90,000	(20)	*

Gregory S. Lynds	30,000	(21)	*

J. William Streitberger	30,000	(22)	*

All directors and executive officers as a group (16 persons)	5,547,681		23.31%

*	Less than 1%

(1)	The persons named in the table, to the Company’s knowledge, have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.
(2)	The address of the officers and directors of the Company is at the Company’s principal executive offices at 16162 Beach Boulevard, Suite 100, Huntington Beach, California 92647.
(3)	Shares of Common Stock which a person had the right to acquire within 60 days are deemed outstanding in calculating the percentage ownership of the person, but not deemed outstanding as to any other person. Does not include shares issuable upon exercise of any options issued by the Company which are not exercisable within 60 days from May 2, 2005.
(4)	Consists of 2,624,129 shares held of record by The Jacmar Companies, 574,249 shares held by William H. Tilley, 1,100,000 shares held by the William H. Tilley Trust, 180,169 shares held by The William Tilley Family Foundation and 31,031 shares held by Tilley family members and affiliates. The Jacmar Companies are controlled by William H. Tilley whose address is the same as that of the Jacmar Companies. See “Certain Relationships and Related Transactions.”
(5)	Consists of 2,844,126 shares held of record by the Jerry G. Brassfield Revocable Trust, 59,602 shares held by Jerry G. Brassfield and family, 499,003 shares held by Golden Resorts, Inc. and 68,500 shares held by Autofocus. Jerry G. Brassfield is a director and major shareholder of Autofocus. Golden Resorts, Inc. is controlled by Jerry G. Brassfield whose address is the same as that of Golden Resorts, Inc.
(6)	The Company has been informed that Delaware Management Business Trust is the investment adviser or sub-adviser for the following accounts and consequently has investment discretion over such accounts: Delaware Small Cap Growth II Portfolio, a series of Delaware Pooled Trust; Delaware Small Cap Growth Fund, a series of Delaware Group Equity Funds III; Merck & Co., Inc. Employee Benefits Trust; Capital Opportunities Fund, a series of Mercantile Funds; Capital Appreciation Portfolio, a series of First Funds; First Horizon Capital Appreciation Portfolio, a series of Financial Investors Variable Insurance Trust; Small Cap Growth Fund, a series of SEI Institutional Managed Trust; and Small Cap Fund, a series of SEI Institutional Investments Trust. As a result of its investment discretion over such accounts, Delaware Management Business Trust may be deemed to be the beneficial owner of shares held by such accounts.
(7)	Consists of 1,491,494 shares held of record by Next Century Growth Investors, LLC, a Delaware limited liability company that is controlled by Thomas L. Press and Donald M. Longlet.
(8)	T. Rowe Price Associates, Inc. has sole voting power and dispositive power with respect to 1,399,200 shares. The number of shares set forth in this table and the foregoing information is based solely on information provided to the Company by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. has disclaimed beneficial ownership of these shares.
(9)	Consists of 5,000 shares of Common Stock of which Mr. Deitchle is the beneficial owner and 100,000 shares of Common Stock purchasable upon exercise of options.
(10)	Consists of 347,378 shares of Common Stock and options exercisable for up to 330,679 shares of Common Stock. See “Executive Compensation and Other Matters”.
(11)	Consists of 327,378 shares of Common Stock and options exercisable for up to 330,679 shares of Common Stock. See “Executive Compensation and Other Matters”.
(12)	Consists of 52,554 shares of Common Stock purchasable upon exercise of options.
(13)	Consists of 2,624,129 shares held of record by The Jacmar Companies, 102,300 shares held by James Dal Pozzo, 180,169 shares held by The William Tilley Family Foundation (of which Mr. Dal Pozzo is Secretary and a Director), 10,400 shares held by various Tilley family trusts (of which Mr. Dal Pozzo is co-trustee) and 36,154 shares of Common Stock purchasable upon exercise of options. Mr. Dal Pozzo is an executive officer and director of The Jacmar Companies. See “Certain Relationships and Related Transactions.”
(14)	Consists of 102,300 shares held of record by the Shann M. Brassfield Revocable Trust, 2,594 shares held by the Joann Brassfield Charitable Giving Foundation (of which Mr. Brassfield is a Director), 499,003 shares held by Golden Resorts, Inc., 4,002 shares of common stock of which Mr. Shann Brassfield is the beneficial owner and 36,154 shares of Common Stock purchasable upon exercise of options. Mr. Brassfield is an executive officer and director of Golden Resorts, Inc.
(15)	Consists of 50,000 shares of Common Stock of which Mr. Grundhofer is the beneficial owner and 5,154 shares of Common Stock purchasable upon exercise of options.

(16)	Consists of 7,000 shares of Common Stock of which Mr. King is the beneficial owner, 3,000 shares owned by his wife and 30,154 shares of Common Stock purchasable upon exercise of options.
(17)	Consists of 65,000 shares of Common Stock of which Mr. Bouts is the beneficial owner and 12,500 shares of Common Stock purchasable upon exercise of options.
(18)	Consists of 5,000 shares of Common Stock of which Mr. Bassi is the beneficial owner.
(19)	Mr. Nahkunst resigned on March 21, 2005. There remain 15,000 shares of Common Stock purchasable upon exercise of options until June 12, 2005. See “Executive Compensation and Other Matters”.
(20)	Consists of options exercisable for up to 90,000 shares of Common Stock. See “Executive Compensation and Other Matters”.
(21)	Consists of options exercisable for up to 30,000 shares of Common Stock. See “Executive Compensation and Other Matters”.
(22)	Consists of options exercisable for up to 30,000 shares of Common Stock. See “Executive Compensation and Other Matters”.

NOMINATION AND ELECTION OF DIRECTORS

(PROPOSAL NO. 1 ON PROXY CARD)

The Company’s directors are to be elected at each annual meeting of shareholders. At this Annual Meeting, nine directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at this Annual Meeting set forth in the table below are all recommended by the Board of Directors of the Company. In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company’s existing Board of Directors.

The nine nominee-directors receiving the highest number of votes cast at the Annual Meeting will be elected as the Company’s directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of the Company’s directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate’s name has been placed in nomination prior to the vote and the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder’s intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors if any shareholder gives notice of his or her intention to exercise the right to cumulative voting. In that event, the Board of Directors will instruct the proxy holders to vote all shares represented by proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board of Directors that may be elected with the votes held by the proxy holders.

The following table sets forth certain information concerning the nominees for election as directors:

Nominee	Principal Occupation	Age
Paul A. Motenko	Co-Chairman of the Board of Directors, Vice President and Secretary of the Company	50
Jeremiah J. Hennessy	Co-Chairman of the Board of Directors	46
Gerald W. Deitchle	President, Chief Executive Officer of the Company	53
Peter A. Bassi	Retired; Former Chairman of Yum! Restaurants International	55
Larry D. Bouts	Investor/Business Advisor; Former Chairman and Chief Executive Officer of Six Flags Theme Parks	56
Shann M. Brassfield	President of Golden Resorts, Inc.	36
James A. Dal Pozzo	President of The Jacmar Companies	46
John F. Grundhofer	Chairman Emeritus, U.S. Bancorp	66
J. Roger King	Retired; Former Senior Vice President Human Resources at PepsiCo, Inc.	63

PAUL A. MOTENKO has been Co-Chairman of the Board since February 2005 and previously Chairman, Co-Chief Executive Officer, Vice President and Secretary of the Company since January 2001. Since its inception in 1991, he was the Chief Executive Officer, Co-Chairman of the Board, Vice President and Secretary of the Company. He is also Chairman of the Board and Secretary of Chicago Pizza Northwest, Inc., a Washington corporation and wholly owned subsidiary of the Company (“CPNI”). He is a certified public accountant and was a founding partner in the firm Motenko, Bachtelle & Hennessy from 1980 to 1991. In this capacity, Mr. Motenko provided accounting and consulting services to several restaurant companies, including BJ’s Chicago Pizzeria. From 1976 to 1980, Mr. Motenko was employed as an accountant and consultant for several accounting firms, including Kenneth Leventhal and Company and Peat, Marwick, Main. Mr. Motenko graduated with high honors from the University of Illinois in 1976 with a Bachelor of Science in accounting.

JEREMIAH J. HENNESSY has been Co-Chairman of the Board since February 2005 and previously Co-Chief Executive Officer, President, and a Director of the Company since January 2001. Since its inception in 1991, he was the President, Chief Operating Officer and a Director of the Company. He is also Chief Executive Officer and a Director of CPNI. Mr. Hennessy is a certified public accountant and was a partner in the firm Motenko, Bachtelle & Hennessy from 1988 to 1991. His public accounting practice involved extensive work for food service and restaurant clientele. He served as a controller for a large Southern California construction company and has extensive background in construction and development. Mr. Hennessy has also worked for various restaurant concepts, including Marie Callendar’s and Knott’s Berry Farm. Mr. Hennessy graduated Magna Cum Laude from National University in 1983 with a Bachelor of Science in accounting.

GERALD (“JERRY”) W. DEITCHLE has been President and Chief Executive Officer of the Company since February 1, 2005 and a member of the Company’s Board of Directors since November 2004. Mr. Deitchle has over 27 years of executive and financial management experience with national restaurant and retail chain operations. From April 2004 to January 2005, Mr. Deitchle served as President, Chief Operating Officer and a director of Fired Up, Inc., a privately held company that owns, operates and franchises the Johnny Carino’s Italian restaurant concept. Mr. Deitchle remains a director of Fired Up, Inc. From 1995 to 2004, he was a member of the executive management team at The Cheesecake Factory Incorporated, a publicly held operator of upscale casual dining restaurants. At The Cheesecake Factory, Mr. Deitchle served as Chief Financial Officer and was also named corporate President in 2002. From 1984 to 1995, he was employed by the parent company of Long John Silver’s restaurants, with his last position as Executive Vice President responsible for finance, purchasing, franchising, strategic planning, legal affairs and information technology. Mr. Deitchle earned a BBA from Texas A&M University and an MBA from The University of Texas at San Antonio. He holds the CPA, CMA, CFM and CCP designations.

PETER (“PETE”) A. BASSI has been a Director of the Company since September 2004. Mr. Bassi recently retired as Chairman of Yum! Restaurants International (also known as YRI). YRI is the International Division of Yum! Brands Restaurants, Inc, which is the exclusive franchiser of Taco Bell, Pizza Hut, KFC, Long John Silvers and A&W. Mr. Bassi led YRI since June 1997. Prior to that assignment, he was in charge of YRI’s Asian business, and was based in Hong Kong. Yum! (Tricon) was created in 1997 in a spin-off from PepsiCo, Inc. Mr. Bassi joined PepsiCo in 1972 in the Pepsi-Cola Company. During his over 30 year career, he has worked in Pepsi-Cola International, Pizza Hut (U.S. and International), Frito-Lay, and Taco Bell. His assignments have included largely a career track in Finance, in addition to assignments in Real Estate Development and General Management. Mr. Bassi received a B.S. in Mathematics and an M.B.A. from the University of Rhode Island.

LARRY D. BOUTS has been a Director of the Company since April 2004. Mr. Bouts currently serves as an investor and advisor to several early stage companies in various industry segments, including technology, energy, human resources, and consumer oriented businesses. Previously, Mr. Bouts acted as Chairman and CEO of Six Flags Theme Parks while a private company. Prior to that he led the launch of the Toys “R” Us international expansion throughout Canada, Australia, Europe, and Asia as President of the International Division, successfully developing a profitable multi-billion dollar offshore retail brand in over 25 countries. Mr. Bouts spent 13 years at PepsiCo, Inc. in finance where he held various planning and finance positions, including CFO of two of the operating divisions. Mr. Bouts holds a Bachelor of Arts degree in Mathematics from Hiram College and an MBA degree in finance from The Wharton School at the University of Pennsylvania. He also served for 6 years as a junior officer in the US Navy.

SHANN M. BRASSFIELD has been a Director of the Company since January 26, 2001. Mr. Brassfield has been President of Golden Resorts, Inc., an investment and real estate company, since January 1997, where he currently manages all aspects of investing in real estate, securities and operating businesses. From 1991 through 1997, he was the Vice-President of Pacific Summit Development, Inc., an international real estate development company. Mr. Brassfield also has extensive experience in the restaurant and hospitality industry. Mr. Brassfield graduated from San Jose State University in 1991 with a Bachelor of Science in Business Administration Management.

JAMES A. DAL POZZO has been a Director of the Company since January 26, 2001. Mr. Dal Pozzo has served as the President of the Jacmar Companies since 1993. He was Jacmar’s Chief Financial Officer and Treasurer from 1987 to 1992. Mr. Dal Pozzo also is President of Pacific Ventures, Ltd., a company with restaurant operations in Guam. Mr. Dal Pozzo serves as a director of The Jacmar Companies, and Pacific Ventures, Ltd. He also serves as a trustee or board member for a number of private family foundations, trusts and advisory boards. Mr. Dal Pozzo is a graduate, magna cum laude, from the University of Southern California. Mr. Dal Pozzo is a certified public accountant and was with Peat Marwick from 1981 to 1987, where he specialized in restaurant, distribution, retail and manufacturing industries. Mr. Dal Pozzo served as the Chief Financial Officer of the Ojai Ranch and Investment Company in 1992.

JOHN (“JACK”) F. GRUNDHOFER has been a Director of the Company since April 11, 2002. Mr. Grundhofer is Chairman Emeritus of U. S. Bancorp, the 6th largest financial services holding company in the United States with assets in excess of $190 billion. Having served the company since 1990, Grundhofer retired at the end of 2002. Prior to his retirement, he was chairman of the new U. S. Bancorp, formed by the 2001 merger of Firstar Corporation and U.S. Bancorp. Previously Grundhofer was chairman, president and CEO of the former U.S. Bancorp. He joined then-FBS (a $10 billion bank) as chairman, president and CEO in 1990. Mr. Grundhofer is also a director of The Donaldson Company, Inc. and Securian Financial Group (formerly known as Minnesota Life Insurance Company). He also sits on the Advisory Council of Churchill Capital. He serves on the boards of the Danny Thompson Memorial Foundation, the Horatio Alger Association and Eisenhower Medical Center in Rancho Mirage, California. He is also a trustee of Loyola Marymount University in California and of The University of South Dakota Vermillion. Mr. Grundhofer also serves on the Palm Springs International Film Festival as a director. His most recent professional associations have included Financial Services Roundtable, International Monetary Conference, Federal Advisory Board and Federal Reserve Board. In 1997, he received the Horatio Alger Award. Mr. Grundhofer earned a bachelor’s degree in economics from Loyola Marymount University, Los Angeles, and his MBA degree in finance from the University of Southern California, Los Angeles.

J. ROGER KING has been a Director of the Company since April 11, 2002. Mr. King spent 29 years in the Human Resources field for PepsiCo, Inc. During that tenure he served as Vice President of Labor Relations at Frito-Lay, Vice President of Human Resources at Pizza Hut and finally he served for 13 years as Senior Vice President of Human Resources at PepsiCo, Inc. Mr. King also serves on the Board of Trustees of Texas Christian University. In addition, he has served as Chairman of the Employee Relations Committee of The Business Roundtable and Vice Chairman of the Labor Policy Association in Washington, D.C.

The terms of all directors will expire at the next annual meeting of shareholders or when their successors are elected and qualified. The Board of Directors may fill interim vacancies of directors. Each officer is elected by, and serves at the discretion of, the Board of Directors, subject to the terms of any employment agreement.

Shareholders wishing to contact any Board member may do so by writing a letter addressed to such Board member and addressing it to the Company’s corporate address.

Determination of Director Independence

Pursuant to the Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2005. During these reviews, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions”. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the

Corporate Governance Guidelines, with the exception of Paul A. Motenko, Jeremiah J. Hennessy, Gerald W. Deitchle and James A. Dal Pozzo. Messrs. Motenko and Hennessy are considered inside directors because of their employment as senior executives of the Company. Under the newly adopted independence standard in the Guidelines, Mr. Dal Pozzo is considered a non-independent outside director because of the amount of food products purchased by the Company from The Jacmar Companies, which employs Mr. Dal Pozzo as President. Mr. Deitchle is now considered a non-independent director because, as of February 1, 2005, he became the Company’s President and Chief Executive Officer.

As Louis Mucci has become the Company’s Chief Financial Officer, he is no longer considered an independent director as defined by NASDAQ. He has agreed to not seek re-election to the Board until a majority of Board membership is composed of sufficient independent directors to allow for him joining the Board.

Board Meetings

The Board met six times during fiscal 2004. Each director attended all of the meetings of the Board and Committees on which he served. All Directors attended the Company’s annual shareholders’ meeting in June 2004. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the shareholders of the Company, the Board and Committees of which he is a member.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth certain information concerning the executive officers of the Company and certain significant employees.

Name	Age	Position
Gerald W. Deitchle	53	President, Chief Executive Officer
Paul A. Motenko	50	Co-Chairman of the Board, Vice President and Secretary
Jeremiah J. Hennessy	46	Co-Chairman of the Board
Michael A. Nahkunst	54	Former Chief Operating Officer
Louis M. Mucci	63	Chief Financial Officer
R. Dean Gerrie	53	Chief Brand Officer
Gregory S. Lynds	43	Chief Development Officer
J. William Streitberger	48	Chief Human Resource Officer
Salvadore A. Navarro	50	Senior Vice President Food & Beverage
Alexander M. Puchner	44	Senior Vice President of Brewing Operations

For information regarding the business background of Mr. Deitchle, Mr. Motenko and Mr. Hennessy, see Directors above.

MICHAEL A. NAHKUNST, the former Chief Operating Officer, left the Company March 21, 2005 when his contract expired.

LOUIS M. MUCCI has been a Director of the Company since May 2, 2002 and Chief Financial Officer of the Company since March 15, 2004. Mr. Mucci, a CPA and business consultant, is a retired PricewaterhouseCoopers LLP Partner (formerly Coopers & Lybrand). Mr. Mucci was a Partner for 25 years and was the Retail Chairman for the West Region and a member of the National Retail Executive Committee. Mr. Mucci was the Engagement Partner serving Chicago Pizza & Brewery from 1994 to 2000. His other clients have included Outback Steakhouse, The Cheesecake Factory, California Pizza Kitchen, IHOP, Grill Concepts, Jerry’s Famous Deli’s, Wolfgang Puck, Baja Fresh, La Salsa, Gelson’s Markets, Mission Foods, Ralph’s, Certified Grocers, American and National Golf where he provided advice to their Audit Committees. Mr. Mucci’s extensive SEC experience includes guiding many of the above companies through their Initial Public Offerings.

Mr. Mucci has Chaired, for the past several years, the AICPA Annual Restaurant Conference held for Chief Financial Officers, Controllers and accountants. Mr. Mucci is also a director of Build-A-Bear Workshops, Inc. He has received several alumni awards from California State University at Los Angeles.

R. DEAN GERRIE has served as Chief Brand Officer since 2002 and as Senior Vice President of Design and Marketing since January 1997. Prior to joining the Company, Mr. Gerrie served as President/Creative Director with Guzman Gerrie Advertising from 1980 to 1989 and as principal of Dean Gerrie Design, a corporate identity and marketing consultancy, from 1989 to 1997. Mr. Gerrie has maintained a leadership role in the Southern California design community as founder of the Orange County Chapter of the American Institute of Graphic Arts and has taught design and marketing as an associate professor at University of California, Irvine Extension and at the Southern California Institute of the Arts.

GREGORY S. LYNDS, the Chief Development Officer, joined the Company in July 2003. Mr. Lynds brings over 11 years of experience in the restaurant industry combined with an institutional real estate background. He joins the Company from Darden Restaurants, Inc., the largest casual dining company in America, where he was responsible for the expansion of all Darden’s restaurant concepts in twelve western states and Canada. Prior to joining Darden, Mr. Lynds served as Vice President of Real Estate and Development for Wilshire Restaurant Group (Marie Calendar’s and East Side Mario’s) and also with an affiliate to Wilshire as a Partner responsible for expanding the Mimi’s Café brand. Mr. Lynds received an MBA from the University of Southern California Graduate School of Business and a B.S. in Marketing from California State University, Fresno.

J. WILLIAM STREITBERGER, the Chief Human Resource Officer, joined the Company in May 2002. Mr. Streitberger brings over 20 years of restaurant industry experience, with a background in both operations and human resources. He joins the Company from the tech industry, where he was responsible for the ramp up of the human resource and development initiative for a tech start-up in Dallas Texas. Prior to that position, Mr. Streitberger spent two years as Vice President of Recruiting for The Cheesecake Factory, and ten years as Vice President for Brinker International Inc, (Chili’s, Macaroni Grill, Maggiano’s, Corner Bakery and On The Border). Previously, he was a restaurant operator with Steak and Ale Restaurants, Inc in Dallas Texas. Mr. Streitberger received a BSBA from the Business School at the University of Central Florida.

SALVADOR A. NAVARRO has served as Senior Vice President of Food & Beverage since 2002 and previously served as Vice President of Food and Beverage for the Company since 1995. He brings to his position more than 20 years of experience in the food and beverage industry. Before joining BJ’s Restaurants, Inc., Mr. Navarro was Central Operations Manager for Knott’s Berry Farm in Buena Park, CA. Prior to that, he spent 14 years as Director of Food and Beverage for Southwest Foods, Inc.’s Claim Jumper Restaurants.

ALEXANDER M. PUCHNER is Senior Vice President of Brewing Operations for the Company, having been appointed to the position in January 1996. From 1993 to 1995, Mr. Puchner was as a founder and brewmaster for Laguna Beach Brewing Co., Huntington Beach Beer Co., Newport Beach Brewing Co. and Westwood Brewing Co. From 1988 to 1993, Mr. Puchner served as Product Manager for Aviva Sports/Mattel Inc. and Marketing Research Manager for Mattel Inc. Under Mr. Puchner’s supervision, BJ’s has earned over 40 awards at national and international beer competitions, including the honor of Large Brewpub of the Year at the 2002 Great American Beer Festival. Mr. Puchner has been a nationally certified beer judge since 1990. Mr. Puchner received a Bachelor of Arts from Cornell University in 1983 and a Master of Business Administration degree from the University of Chicago in June 1986.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

AND CERTAIN COMMITTEES THEREOF

The business of the Company’s Board of Directors is conducted through full meetings of the Board, as well as through meetings of its committees. There were six meetings of the Board of Directors of the Company during the last fiscal year of the Company. Each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director.

Audit Committee

The Company maintains an Audit Committee which reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the Company’s independent public accountants. From January 2004 until March 15, 2004, the Audit Committee consisted of Louis Mucci (Chairman), Steve Leonard and John Grundhofer. On March 15, 2004, Mr. Mucci accepted the position of Chief Financial Officer of the Company and resigned from his position on the Audit Committee. On March 16, 2004, Mr. Shann Brassfield accepted a position on the Audit Committee and Mr. John F. Grundhofer accepted the position of Chairman of the Audit Committee and, from March 2004 through July 2004, the Audit Committee consisted of Mr. Grundhofer (Chairman), Mr. Leonard and Mr. Brassfield. In July 2004, Mr. Bouts and in September 2004 Mr. Bassi joined the Audit Committee, when Mr. Brassfield resigned from the Audit Committee and Mr. Leonard resigned from the Committee and Board. Thereafter, from September 2004 through the remainder of fiscal year 2004, the Audit Committee consisted of Mr. Grundhofer (Chairman), Mr. Bouts and Mr. Bassi. The Audit Committee held four meetings during the last fiscal year. See “Report of the Audit Committee” for a further description of the functions performed by the Audit Committee.

Compensation Committee

The Compensation Committee determines executive compensation policies, administers compensation plans, reviews programs and policies and monitors the performance and compensation of certain officers and other employees. The Compensation Committee determines appropriate awards under the Company’s 1996 Stock Option Plan. The Compensation Committee consisted of Messrs. J. Roger King, Steve Leonard and Shann Brassfield during the fiscal year 2004. Mr. King is the Chairman of the Compensation Committee. Mr. Peter Bassi accepted a position on the Compensation Committee when Mr. Leonard resigned from the Board. The Compensation Committee held three meetings during the last fiscal year.

Governance and Nomination Committee

The Company also maintains a Governance and Nomination Committee that is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s corporate governance. In addition, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of directors’ independence and the Board’s performance self-evaluation. The charter of the Governance and Nomination Committee is available on the Company’s website (www.bjsbrewhouse.com). The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Director of Corporate Relations or any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company’s bylaws relating to shareholder nominations.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members, as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees, customers, guests and communities.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Governance and Nomination Committee was established in March 2004 and consists of Mr. Grundhofer, Mr. Brassfield and Mr. King, all of whom are independent directors. Mr. Grundhofer serves as Chairman of the Governance and Nomination Committee. The Governance and Nomination Committee held two meetings during the last fiscal year.

Any shareholder, who wishes to communicate directly with the Board of Directors or one or more specific directors, may send a letter addressed to the Board of Directors or to the specific directors intended to be addressed to the Company’s principal office. Alternatively, a shareholder may send an email to Ms. Dianne Scott at dscott@bjsrestaurants.com., and indicate in the email the specific directors to whom the communication is addressed. The Company will forward all communications to the Board of Directors or to the specific directors identified by the shareholder. The Company’s current policy is to send every shareholder’s communication addressed to the Board of Directors or to one or more specific directors to the identified directors.

COMPENSATION OF BOARD OF DIRECTORS

The Company paid each non-employee director an annual fee of $6,000, plus $750 per board meeting attended in person, $400 per telephonic board meeting over 30 minutes, $200 per telephonic board meeting under 30 minutes, $500 per committee meeting in person, $300 per telephonic committee meeting over 30 minutes, and $100 per telephonic committee meeting under 30 minutes. Upon initially joining the Board of Directors, each non-employee Director receives options to acquire 25,000 shares of common stock at a price equal to the fair market value as of the date of the grant. Such options vest over a two year period. In addition, the Company compensates Directors annually with a stock option grant equal to a valuation of $30,000 as determined under the Black Scholes model. The Directors annual stock option grant will occur on January 15 each year, and vest over a three year period.

CODE OF ETHICS

The Company has a Code of Ethics to promote honest and ethical conduct of the Company’s business, professional and personal relationships. The Code of Ethics covers all executives, directors, and employees. The Code of Ethics is available on the Company’s website (www.bjsrestaurants.com). The Company intends to post amendments to or waivers from its Code of Ethics at this website location.

REPORT OF AUDIT COMMITTEE

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference therein.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in overseeing and monitoring the Company’s financial reporting practices. A copy of the Audit Committee Charter was attached as Exhibit 1 to the 2004 proxy. The members of the Audit Committee are independent (as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, which are applicable to the Company as a result of the listing of its Common Stock on the NASDAQ Market). In addition, all members of the Audit Committee have been designated as financial experts (as such term is defined in SEC Release Nos. 33-8177A and 33-8177).

As more fully described in its charter, the Audit Committee oversees the Company’s financial reporting and internal control processes on behalf of the Board of Directors, as well as the independent audit of the Company’s consolidated financial statements by the Company’s independent auditors. The Audit Committee approved the engagement of Ernst & Young LLP (“E&Y”) as the Company’s independent auditors for fiscal year 2004. Management has the primary responsibility for the Company’s financial statements and the financial reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for fiscal 2004 with management and E&Y. Management and E&Y have represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non audit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 2, 2005 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent auditors for its fiscal year 2005.

The Audit Committee

John F. Grundhofer	Larry D. Bouts	Peter A. Bassi

EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for the three fiscal years ended January 2, 2005, December 28, 2003 and December 29, 2002 of the former Co-Chief Executive Officers and the other four top compensated executives of the Company whose salary and bonus compensation was at least $100,000 in such fiscal years.

Summary Compensation Table

Annual Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation			Stock option Grants
Paul A. Motenko* Chairman of the Board, Vice President and Secretary, Co-Chief Executive Officer (former)	2004 2003 2002	$ $ $	229,050 229,050 229,615	$ $ $	175,000 80,000 35,000	$ $ $	17,845 15,175 14,336	(1) (2) (3)	-0- -0- -0-

Jeremiah J. Hennessy* Director, Co-Chief Executive Officer (former) and President (former)	2004 2003 2002	$ $ $	229,050 229,050 229,615	$ $ $	175,000 80,000 35,000	$ $ $	14,471 13,625 15,652	(4) (5) (6)	-0- -0- -0-

Michael A. Nahkunst** Former Chief Operating Officer	2004 2003 2002	$ $ $	250,000 248,077 210,083		$-0- -0- 67,772	$ $ $	23,276 23,270 19,979	(7) (8) (9)	4,630 -0- 150,000

Gregory S. Lynds Chief Development Officer	2004 2003 2002	$ $ $	175,000 70,000 -0-	$ $ $	53,156 80,000 -0-	$ $ $	22,676 6,035 -0-	(10) (11)	2,500 150,000 -0-

R. Dean Gerrie Chief Brand Officer	2004 2003 2002	$ $ $	175,000 175,000 159,611	$ $	35,438 13,125 -0-	$ $ $	21,476 19,444 17,507	(12) (13) (14)	3,250 -0- 15,000

J. William Streitberger Chief Human Resource Officer	2004 2003 2002	$ $ $	150,000 138,750 70,032	$ $	53,156 18,710 -0-	$ $ $	17,960 23,858 11,298	(15) (16) (17)	2,780 -0- 50,000

*	Messrs. Motenko and Hennessey served as Co-Chief Executive Officers of the Company until February 1, 2005. Effective February 1, 2005, Gerald W. Deitchle was appointed to serve as President and Chief Executive Officer of the Company.
**	Mr. Nahkunst resigned from the Company on March 21, 2005 when his contract expired.
(1)	The amount shown is the estimated value of perquisites and other personal benefits, including health insurance ($13,486) and life insurance/disability insurance (approximately $4,359).
(2)	The amount shown is the estimated value of perquisites and other personal benefits, including health insurance (approximately $10,816) and life insurance/disability insurance (approximately $4,359).
(3)	The amount shown is the estimated value of perquisites and other personal benefits, including health insurance ($9,347) and life insurance/disability insurance (approximately $4,989).
(4)	The amount shown above is the estimated value of perquisites and other personal benefits, including health insurance ($11,662) and life/disability insurance (approximately $2,809).
(5)	The amount shown is the estimated value of perquisites and other personal benefits, including health insurance (approximately $10,816) and life insurance/disability insurance (approximately $2,809).
(6)	The amount shown is the estimated value of perquisites and other personal benefits, including health insurance (approximately $9,355) and life insurance/disability insurance (approximately $6,297).

(7)	The amount shown is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $14,276) and auto allowance (approximately $9,000).
(8)	The amount shown is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $14,270) and auto allowance (approximately $9,000).
(9)	The amount shown is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $13,979) and auto allowance (approximately $6,000).
(10)	The amount shown is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $14,276) and auto allowance (approximately $8,400).
(11)	The amount shown is the estimated value of perquisites and other personal benefits including health and life insurance (approximately $2,406) and auto allowance (approximately $3,629).
(12)	The amount shown is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $14,276) and auto allowance (approximately $7,200).
(13)	The amount shown is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $12,244) and auto allowance (approximately $7,200).
(14)	The amount shown is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $11,257) and auto allowance (approximately $6,250).
(15)	The amount shown is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $11,960) and auto allowance (approximately $6,000).
(16)	The amount shown is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $17,858) and auto allowance (approximately $6,000).
(17)	The amount shown is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $7,923) and auto allowance (approximately $3,375).

OPTION GRANTS DURING 2004

Stock options granted during the year 2004 to the officers named in the Summary Compensation Table are set forth in the following table:

Option Grants during Fiscal 2004

	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2004	Exercise Price ($/Share)(1)	Expiration Date(2)
					5%($)	10%($)
Paul A. Motenko	-0-	—	—	—	—	—
Jeremiah J. Hennessy	-0-	—	—	—	—	—
Michael A. Nahkunst	4,630	2.6%	$13.57	4/15/2014	39,513	100,133
Gregory S. Lynds	2,500	1.4%	$13.57	4/15/2014	21,335	54,068
R. Dean Gerrie	3,250	1.9%	$13.57	4/15/2014	27,736	70,288
J. William Streitberger	2,780	1.6%	$13.57	4/15/2014	23,725	60,123

(1)	The fair market value of the Company’s Common Stock on the date of grant.
(2)	Options vest at 33 1/3% on the third through the fifth anniversary of the date of grant.
(3)	Calculated over a ten-year period, representing the terms of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company’s Common Stock.

OPTION EXERCISES IN FISCAL 2004 AND YEAR-END OPTION VALUES

The following table sets forth information concerning stock options which were exercised during, or held at the end of fiscal 2004 by the officers named in the Summary Compensation Table:

	Shares Acquired On Exercise	Value Realized	Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the- Money Options at Fiscal Year End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul A. Motenko	-0-	-0-	330,679	-0-	3,720,139	-0-
Jeremiah J. Hennessy	-0-	-0-	330,679	-0-	3,720,139	-0-
Michael A. Nahkunst	30,000	175,800	-0-	94,630	-0-	763,391
Gregory S. Lynds	-0-	-0-	30,000	122,500	82,200	329,875
R.Dean Gerrie	-0-	-0-	87,000	16,250	994,875	82,398
J. William Streitberger	-0-	-0-	20,000	32,780	130,000	196,195

(1)	Common Stock valued at $14.00 per share, the last reported sales price of the Company’s Common Stock on December 31, 2004.

EMPLOYMENT AGREEMENTS

Each of Mr. Paul Motenko and Mr. Jeremiah Hennessy have employment agreements with the Company dated March 25, 1996, the terms of which were amended in November 2000 as a result of the change in control provisions of those agreements that were triggered in November 2000 when more than 15% of the Company’s outstanding Common Stock was acquired by The Jacmar Companies. These modifications included: (1) an increase in annual base salary from approximately $150,000 per year to $225,000 per year, (2) an extension of the agreements to December 31, 2006, and (3) a grant of options for 330,679 shares of Common Stock at an exercise price of $2.75, subject to approval of the shareholders of the Company or, if the shareholders did not approve the option, an increase in base salary by an additional $170,000 per year. Options were approved at the 2001 Annual Shareholders Meeting and options were granted. Pursuant to their employment agreements, Mr. Motenko and Mr. Hennessy are each entitled to receive annual cash compensation of $225,000, subject to escalation annually in accordance with the Consumer Price Index (the “CPI”). In addition, the employment agreements entitle each of the Executives to receive two annual bonuses based on the Company’s financial performance, one for attainment of specified earnings before interest, amortization, depreciation and income taxes (“EBITDA”), and one for attainment of specified pre-tax income. The EBITDA bonus entitles each Executive to receive the following amounts if the following EBITDA amounts are attained for each fiscal year during the term of their respective employment agreements:

EBITDA	Cash Bonus
$2,000,000	$25,000
$3,000,000	$35,000
$6,000,000	$80,000
$9,000,000	$150,000

Based on the above bonus formula, for the year ended January 2, 2005, each of Messrs. Motenko and Hennessy earned a cash bonus of $150,000 based on the Company’s EBITDA for fiscal 2004 of approximately $13,878,000. The pre-tax income bonus provision of the employment agreements would entitle each Executive to receive the following amounts if the following pre-tax income amounts (as reported in the Company’s audited annual financial statements) are attained for each fiscal year during the term of the employment agreements, commencing with the fiscal year ending December 31, 2001.

Pre-Tax Income	Cash Bonus
$7,166,000	$25,000
$14,333,000	$75,000
$28,665,000	$150,000

The pre-tax income levels required to receive each bonus level for each fiscal year following the 2002 fiscal year have been increased by 20% per year. Based on the above bonus formula, for the year ended January 2, 2004, each of Messrs. Motenko and Hennessy earned a cash bonus of $25,000 based on the Company’s pre tax income for fiscal 2004 of approximately $8,551,000. Messrs. Motenko and Hennessy are entitled to certain other fringe benefits including use of a Company automobile or automobile allowance, life insurance coverage, disability insurance, family health insurance and the right to participate in the Company’s customary executive benefit plans. The employment agreements further provide that following the voluntary or involuntary termination of their employment by the Company, each Executive is entitled to demand registration rights with respect to the Common Stock held by or issuable to him. Upon the occurrence of any Termination Event (as hereinafter defined), the Company may terminate the employment agreements. If such termination occurs, the Executive will be entitled to receive all amounts payable by the Company under his employment agreement to the date of termination. If the Company terminates the employment agreement for a reason other than the occurrence of a Termination Event or if the Executive terminates the employment agreement because of a breach by the Company of its obligations thereunder or for Good Reason (as hereinafter defined), the Executive will be entitled to receive any and all payments and benefits which would have been due to him from the Company up to and including December 31, 2006 or any extension thereof had his employment not been terminated. “Termination Event” means any of the following: (i) the willful and continued failure by the Executive to substantially perform his duties under the Employment Agreement (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the Executive has not substantially performed his duties; (ii) the Executive being convicted of a crime constituting a felony; (iii) the Executive intentionally committing acts or failing to act, either of which involves willful malfeasance with the intent to maliciously harm the business of the Company; (iv) the Executive’s willful violation of the confidentiality provisions under the Employment Agreement; or (v) death or physical or mental disability which results in the inability of the Executive to perform the required services for an aggregate of 180 calendar days during any period of 12 consecutive months. No act, or failure to act, on the Executive’s part shall be considered “willful” unless intentionally done, or intentionally omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Termination Event shall not have been deemed to have occurred unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive conducted, or failed to conduct, himself in a manner set forth above in clauses (i)-(iv), and specifying the particulars thereof in detail. For purposes of the Employment Agreement, “Good Reason” shall mean (i) any removal of the Executive from, or any failure to re-elect the Executive to his current office except in connection with termination of the Executive’s employment for disability; provided, however, that any removal of the Executive from, or any failure to re-elect the Executive to his current office (except in connection with termination of the Executive’s employment for disability) shall not diminish or reduce the obligations of the Company to the Executive under the employment agreement; (ii) a reduction of ten percent (10%) or more in the Executive’s then current base salary; (iii) any failure by the Company to comply with any of its obligations to the Executive under the employment agreement; (iv) for any reason within 120 days following a Change of Control (as defined in the employment agreement); or (v) the failure of the Company to obtain the assumption of the employment agreement by any successor to the Company, as provided in the employment agreement. Messrs. Motenko and Hennessy amended their employment agreements making them Co-Chairman upon the hiring of Gerald W. Deitchle as CEO.

On December 26, 2000, the Company’s former President, Mr. Klinger, voluntarily terminated his employment agreement with the Company under the change in control provisions of his employment agreement, which were substantially identical to those described above with respect to the employment agreements of Messrs. Motenko and Hennessy. Under Mr. Klinger’s employment agreement, he had certain rights to receive compensation equal to the amount of compensation to which he would have been entitled under his agreement for its remaining term which expired on March 24, 2004. Mr. Klinger’s compensation under the severance provisions of his agreement was the same as that earned by Mr. Motenko and Mr. Hennessy for fiscal years 2001, 2002 and 2003 and the first three months of 2004. The Company has made all the payments required under the employment agreement and no further payments are required to be made to Mr. Klinger.

Under the three year employment agreement of the Company with Michael A. Nahkunst dated March 20, 2002; Mr. Nahkunst is entitled to receive a base salary of $200,000 per year and an annual bonus of $67,772 to be paid over the first year of employment. During 2003, Mr. Nahkunst’s base salary was increased to $250,000. Bonus payments for the second and third year of the agreement are at the discretion of the Company. Mr. Nahkunst also received a stock option grant of 150,000 shares on his first day of employment with vesting over a five year period. If Mr. Nahkunst is terminated without cause, he is entitled to up to one year of salary payments and all remaining stock options would vest. Mr. Nahkunst is entitled to certain other fringe benefits including an automobile allowance, life insurance, disability insurance, family health insurance and the right to participate in the Company’s customary executive benefit plans. Mr. Nahkunst employment agreement expired on March 21, 2005 and he left the Company.

Under the employment agreement of the Company with C. Douglas Mitchell dated September 17, 2002; Mr. Mitchell is entitled to receive a base salary of $150,000 per year and an annual bonus of $25,000 to be paid over the first year of employment. Bonus payments for subsequent years are at the discretion of the Company. Mr. Mitchell also received a stock option grant of 50,000 shares on his first day of employment with vesting over a five year period. Mr. Mitchell resigned as Chief Financial Officer on March 12, 2004. The Company paid Mr. Mitchell a severance at his prevailing base salary for a twelve-week period from his date of resignation.

Under the eighteen month employment agreement of the Company with Louis M. Mucci dated March 15, 2004; the executive is entitled to receive a base salary of $185,000 per year and an annual bonus of $25,000 to be paid over the first year of employment. Bonus payments for subsequent years are at the discretion of the Company. Mr. Mucci also received a stock option grant of 12,000 shares on the first day of employment with vesting over a three year period.

On January 19, 2005, the Company announced that Gerald W. (Jerry) Deitchle had been named President and CEO of the Company and his employment commenced February 1, 2005. Under the terms of Mr. Deitchle’s employment contract, he is entitled to receive annual cash compensation of $300,000, subject to escalation annually in accordance with the Consumer Price Index (“CPI”). In addition, Mr. Deitchle will be entitled to receive a cash bonus of $125,000 if 2005 earnings before interest, amortization, depreciation and income taxes (“EBITDA”) equals or exceeds $16,000,000 and an additional $25,000 if 2005 EBITDA equals or exceeds $18,000,000. Additional bonuses for 2005 and all bonuses thereafter, as well as increases in compensation above the minimum CPI escalation rate stated above, shall be determined by the Board in its sole discretion. Mr. Deitchle’s employment agreement with the Company expires on December 1, 2009.

Mr. Deitchle is entitled to certain other fringe benefits including a $20,000 non-accountable moving allowance, up to $3,000 per year for unreimbursed out-of-pocket costs associated with an annual physical examination, reimbursement of up to $10,000 in legal fees incurred in connection negotiation of the terms of his employment, use of a Company automobile or automobile allowance, family health insurance and the right to participate in the Company’s customary executive benefit plans.

Mr. Deitchle received an initial grant of stock options to purchase 275,000 shares of the Company’s common stock under the Company’s existing stock option plan. These options will vest 100,000 on the date of grant and 87,500 on the second and third anniversary of the date of grant. Additionally, Mr. Deitchle received a stock option grant of 25,000 shares upon joining the Company’s Board of Directors in November 2004, with 12,500 options vesting on the first and second anniversary of the date of grant. Mr. Deitchle shall be entitled to additional stock option or other equity-based compensation from time to time as determined by the Board of Directors of the Company.

Either the Company or Mr. Deitchle may terminate Mr. Deitchle’s employment at any time. If the termination is by the Company for “Cause” (as defined below), as a result of the death or “Disability” (as defined below) of Mr. Deitchle, or by Mr. Deitchle for other than “Good Reason” (as defined below), Mr. Deitchle will be entitled to receive all amounts payable by the Company under his employment agreement to the date of termination (including a prorated portion of any accrued bonuses). In addition, if the termination is by the Company or Mr. Deitchle as a result of “Disability,” to the extent that Mr. Deitchle is not covered by any other comprehensive insurance that provides a comparable level of benefits, the Company will pay Mr. Deitchle an amount equivalent to his COBRA payments for up to 18 months following the termination or the maximum term allowable by then applicable law for coverage of Mr. Deitchle and his eligible dependents. For purposes hereof, “Disability” shall mean incapacity due to physical or mental illness which results in Mr. Deitchle being absent from the full-time performance of substantially all of his material duties with the Company for 90 consecutive days or 180 days in any 12 month period.

In the event of termination of employment by the Company without “Cause” or by Mr. Deitchle for “Good Reason,” Mr. Deitchle shall be entitled to receive the following: (i) such Base Salary, vacation, prorated bonus and other benefits as have been earned through the date of termination and, to the extent that Mr. Deitchle is not covered by any other comprehensive insurance that provides a comparable level of benefits, the Company will pay Mr. Deitchle an amount equivalent to his COBRA payments for up to 18 months following the termination or the maximum term allowable by then applicable law for coverage of Mr. Deitchle and his eligible dependents, (ii) a lump sum severance equal to the greater of (a) one year’s then current base salary, or (b) fifty percent (50%) of the base salary that would be due to him (including annual increases) between the date of termination and the end of the remaining term of his employment.

For purposes of Mr. Deitchle’s employment agreement, “Cause” means (i) an act or acts of dishonesty undertaken by Mr. Deitchle and intended to result in material personal gain or enrichment of him or others at the expense of the Company; (ii) gross misconduct that is willful or deliberate on Mr. Deitchle’s part and that, in either event, is materially injurious to the Company, (iii) the conviction of Mr. Deitchle of a felony; or (iv) the material breach of any terms and conditions of his employment agreement by Mr. Deitchle, which breach has not been cured within 30 days after written notice thereof from the Company. The cessation of employment by Mr. Deitchle shall not be deemed to be for Cause unless and until there shall have been delivered to Mr. Deitchle a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (not including Mr. Deitchle) at a meeting of the Board called and held for such purpose (after reasonable notice to Mr. Deitchle and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, one or more causes for termination exist and specifying the particulars thereof in detail.

For purposes of Mr. Deitchle’s employment agreement, “Good Reason” means (i) any removal of Mr. Deitchle from, or any failure to nominate or re-elect Mr. Deitchle to, his current office and/or the Board, except in connection with termination of Mr. Deitchle’s employment for death, Disability or Cause, (ii) the failure of the Company to obtain the assumption of this Agreement by any successor to the Company, as provided in this Agreement, (iii) the material breach by the Company of any terms and conditions of Mr. Deitchle’s employment agreement, which breach has not been cured by the Company within thirty (30) days after written notice thereof to the Company from Mr. Deitchle, or (iv) in the event of certain events constituting a change in control of the Company (a) (1) any reduction in Mr. Deitchle’s then-current base salary or any material reduction in Mr. Deitchle’s comprehensive benefit package (other than changes, if any, required by group insurance carriers applicable to all persons covered under such plans or changes required under applicable law), (2) the assignment to Mr. Deitchle of duties that represent or constitute a material adverse change in Mr. Deitchle’s position, duties, responsibilities and status with the Company immediately prior to a change in control, or (3) a material adverse change in Mr. Deitchle’s reporting responsibilities, titles, offices, or any removal of Mr. Deitchle from, or any failure to re-elect Mr. Deitchle to, any of such positions; except in connection with the termination of Mr. Deitchle’s employment for Cause, upon the Disability or death of Mr. Deitchle, or upon the voluntary termination by Mr. Deitchle; (b) the relocation of Mr. Deitchle’s place of employment from the location at which Mr. Deitchle was principally employed immediately prior to the date of the change in control to a location more than 50 miles from such location; or (c) the failure of any successor to the Company to assume and agree to perform its obligations under Mr. Deitchle’s employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2004, Messrs. King, Brassfield, and Bassi served on the Compensation Committee. No member of the Compensation Committee was, during fiscal 2004, an officer or employee of the Company, a former officer of the Company or any of its subsidiaries or had a relationship requiring disclosure by the Company under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Compensation Committee during fiscal 2004.

Certain of the members of the Company’s Board of Directors or their affiliates have entered into transactions or arrangements with the Company during the past fiscal year which transactions and arrangements are described in “Certain Relationships and Related Transactions” below.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9) of Regulation S-K.

The Compensation Committee reviews the performance of the Company’s officers and key employees and reports to the Board of Directors. In such capacity, the Committee administers the executive compensation plans, reviews programs and policies, and monitors the performance and compensation of executive officers and other key employees, except for Mr. Motenko and Mr. Hennessy (and, effective February 1, 2005, Mr. Deitchle) whose compensation is established under Employment Agreements described elsewhere in this Proxy Statement. See “Executive Compensation and Other Matters—Employment Agreements.” The Committee makes recommendations regarding option grants to executive officers and other employees pursuant to the Company’s 1996 Stock Option Plan.

As to executives and other key employees, other than Messrs. Motenko, Hennessy and Deitchle, the Board establishes compensation designed to achieve an overall level of compensation which is competitive with other companies in the restaurant industry in each geographical area in which the Company operates.

The Company’s compensation program consists of three main components: base salary, bonus and long term incentives in the form of stock options. The bonus and long-term incentives constitute the “at risk” portion of the compensation program. In general, compensation is determined based upon individual performance, responsibility and achievement in light of the Company’s goals and expectations.

The Compensation Committee generally adheres to compensation policies that are designed to (i) attract and retain individuals with outstanding ability, (ii) motivate and reward such individuals for outstanding performance, (iii) create a portion of the total compensation that is based on the performance of the Company as well as of the individual employee and (iv) within the foregoing basic parameters, compensate employees in the middle to the top of the range of compensation offered by comparable companies.

As described above, the Committee compensated its Former Co-Chief Executive Officers pursuant to Employment Agreements previously approved by the Board of Directors, as modified and extended with respect to Paul Motenko and Jeremiah Hennessy pursuant to new Employment Agreements effective as of January 1, 2001. Such Employment Agreements provide for basic compensation as well as the possibility of significant additional bonus compensation based upon formulas specifically tied to performance criteria for the Company. In addition, the Company compensates its current President and Chief Executive Officer, Gerald W. Deitchle, pursuant to an Employment Agreement effective as of February 1, 2005. Mr. Deitchle’s Employment Agreement also provides for basic compensation as well as the possibility of additional bonus compensation based upon formulas specifically tied to performance criteria for the Company.

The Compensation Committee determined, for 2004, that the Company’s EBITDA was approximately $13,878,000 and pretax income was approximately $8,551,000, and that based on the contractual bonus formula for EBITDA and pretax income, each of Paul Motenko and Jeremiah Hennessy earned a cash bonus of $175,000 for the fiscal year ended January 2, 2005.

Respectfully submitted,

The Compensation Committee

J. Roger King

Shann M. Brassfield

Peter A. Bassi

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on Common Stock against the cumulative return of the Standard & Poor 500 Stock Index and the Media General Restaurant Group Index for the past five years. The graph assumes that $100 was invested at inception in the Common Stock and in each of the indices and that all dividends were reinvested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of January 2, 2005, Jacmar Companies and their affiliates (collectively referred to herein as “Jacmar”) owned approximately 41.3% of our outstanding common stock. James Dal Pozzo, a member of our Board of Directors, is the President of Jacmar. Jacmar, through its specialty wholesale food distributorship, is our largest supplier of food, beverage and paper products. Jacmar sells products to us at prices comparable to those offered by unrelated third parties. Jacmar supplied us with $19.3 million, $14.6 million and $11.5 million of food, beverage and paper products for fiscal 2004, 2003 and 2002, respectively, and 57.1%, 53.5% and 60.0% of our total costs for these products, respectively. We had trade payables to Jacmar related to these products of $2.2 million and $1.1 million at January 2, 2005 and December 28, 2003, respectively. The Board of Directors has reviewed the terms of the agreements relating to pricing between Jacmar and the Company, and believes that the terms are at least as favorable or more favorable than the Company could obtain from another third party offering comparable goods and services.

APPROVAL OF BJ’S RESTAURANTS, INC. 2005 EQUITY INCENTIVE PLAN

(PROPOSAL NO. 2 ON PROXY CARD)

General

At the Annual Meeting, shareholders of the Company will be asked to consider a proposal to ratify and approve the BJ’s Restaurants, Inc. 2005 Equity Incentive Plan (the “2005 Plan”). The 2005 Plan is a broad-based plan in which all employees, officers, directors and consultants to the Company are eligible to participate. On May 19, 2005, the Board adopted, subject to shareholder approval, the BJ’s Restaurants, Inc. 2005 Equity Incentive Plan. The Board of Directors unanimously recommends a vote FOR the approval of the BJ’s Restaurants, Inc. 2005 Equity Incentive Plan.

The purpose of the 2005 Plan is to further the growth and success of the Company’s business and attract and retain the most talented employees, officers, directors and consultants by aligning the long-term interest of such persons with those of the shareholders through equity-based compensation and by providing rewards for exceptional performance and long-term incentives for future contributions to the success of the Company.

The 2005 Plan is intended to provide the Company with greater flexibility in designing stock and performance based incentives for non-executive officer employees in the corporate, brewery and field supervision organizations who hold key managerial positions; restaurant general managers and executive kitchen managers upon assuming their respective positions; and other salaried restaurant-level, brewery and corporate employees. While there are many important resources required for the Company to execute successfully its national expansion plan, the most critical resource is the availability of highly qualified and experienced personnel at all levels. The Board believes that the Company’s 2005 Plan will provide an important competitive advantage to the Company with respect to the recruitment, motivation and retention of critical personnel, including executives, restaurant management, field supervision, and corporate support staff.

The Company currently awards stock options to employees through the BJ’s Restaurants, Inc. 1996 Stock Option Plan, as amended (the “Current Plan”). The 2005 Plan allows for increased flexibility in the types of equity awards that can be granted in the future, whereas the Current Plan allows for stock options grants only. The greater flexibility of the 2005 Plan, in types and specific terms of awards, will allow future awards to be based on then-current objectives for aligning compensation with increasing long-term shareholder value. Shareholder approval of the 2005 Plan will permit the Company to award long-term equity incentive compensation that achieves these goals.

As of May 10, 2005, the Company has an aggregate of approximately 82,887 shares remaining for future awards under the Current Plan. No further awards will be made pursuant to the Current Plan upon shareholder approval of the 2005 Plan. However, to the extent that options that have been granted under the Current Plan expire or are terminated without exercise, the shares that were subject to such expired or terminated options will become available for awards made under the 2005 Plan. In addition, the Company is requesting 3,500,000 new shares be approved for future awards under the 2005 Plan.

Summary of the 2005 Equity Incentive Plan

The following description of the material terms of the 2005 Plan is qualified in all respects by reference to the 2005 Plan, the full text of which is attached to this proxy statement as Appendix A.

Administration

The Compensation Committee will administer the 2005 Plan, with certain actions subject to the review and approval of the full Board or a panel consisting of all of the independent directors. The Committee will have full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2005 Plan. In addition the Committee has the authority to interpret the 2005 Plan and the awards granted under the 2005 Plan, and establish rules and regulations for the administration of the 2005 Plan. The Committee may delegate the administration of the 2005 Plan to the Company’s officers, including the maintenance of records of the awards and the interpretation of the terms of the awards.

Eligible Participants

Any employee, officer, consultant or director providing services to the Company or to any subsidiary of the Company, who is selected by the Committee, is eligible to receive awards under the 2005 Plan. As of May 10, 2005, the Company had 4,560 employees, all of whom were eligible to participate in the 2005 Plan.

Shares Available for Awards

The aggregate number of shares of the Common Stock that may be issued as awards under the 2005 Plan will include 3,500,000 shares of Common Stock plus any shares that are subject to options granted under the Current Plan that are forfeited or expire subsequent to the effective date of the 2005 Plan. As of May 10, 2005 there were options to purchase 2,160,003 shares of Common Stock outstanding under the Current Plan. The aggregate number of shares of Common Stock which may be granted to any one participant in any one year under the 2005 Plan is 300,000. The maximum aggregate number of shares of Common Stock which may be granted as incentive stock options (ISOs) is 1,000,000. The Committee may adjust the aggregate number of shares reserved for issuance under the 2005 Plan in the case of a stock dividend or other distribution, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2005 Plan.

If any shares of Common Stock subject to any award or to which an award relates, granted under the Current Plans or the 2005 Plan, are forfeited, become unexercisable, or if any award terminates without the delivery of any shares, the shares of Common Stock previously set aside for such awards will be available for future awards under the 2005 Plan.

The aggregate number of shares of Common Stock that may be issued under the 2005 Plan will be reduced by 2.0 for each share delivered in settlement of any award of restricted stock, restricted stock unit, stock appreciation right (“SAR”), performance shares or performance units, and one share for each share delivered in settlement of an option.

Types of Awards

The 2005 Plan permits the grant of the following awards:

•	nonqualified stock options

•	incentive stock options

•	restricted stock

•	restricted stock units

•	stock appreciation rights

•	performance shares

•	performance units

Awards may be granted alone, in addition to, or in combination with any other award granted under the 2005 Plan.

Stock Options. Options granted under the 2005 Plan may be either incentive stock options or nonqualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any option which does not satisfy these requirements will be treated as a nonqualified stock option.

The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value on the exercise date equal to the exercise price.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of Common Stock subject to restrictions imposed by the Committee (including for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) and subject to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company) for a specified period of time. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with the Company until such future date).

Stock Appreciation Rights. Participants may be granted stand-alone SARs. The holder of a stand-alone SAR is entitled to a distribution from the Company equal to the excess of the fair market value of the shares that are the subject of the SAR on the surrender date over the aggregate exercise price payable for such shares. The holder of stand-alone SARs may receive, at the discretion of the Committee, the excess of the fair market value (on the exercise date) of the subject shares over the exercise price for such shares in the form of a cash payment or shares of Common Stock.

Performance Compensation Awards. Participants may be granted performance compensation awards that are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Such awards may take the form of performance shares or performance units and will be subject to the attainment of performance goals relating to the performance criteria selected by the Committee. Performance goals must be based solely on one or more of the following business criteria: (i) cash flow; (ii) earnings per share, including earnings per share as adjusted (a) to exclude the impact of any (1) significant acquisitions or dispositions of businesses by the Company, (2) one-time, non-operating charges and (3) accounting changes (including but not limited to any accounting changes that require the expensing of stock options and any accounting changes the Company adopts early); and (b) for any stock split, stock dividend or other recapitalization; (iii) earnings before interest, taxes, and amortization; (iv) return on equity; (v) total shareholder return; (vi) share price performance; (vii) return on capital; (viii) return on assets or net assets; (ix) revenue; (x) income; (xi) operating income; (xii) operating profit; (xiii) profit margin; (xiv) return on operating revenue; (xv) return on invested capital; (xvi) market price; (xvii) brand recognition/acceptance; (xviii) customer satisfaction; (xix) productivity; or (xx) sales growth and volume. Performance goals with respect to a given award will be determined by the Board or Committee prior to expiration of the first 90 days of any performance period (or, if shorter, the maximum period permitted under Section 162(m) of the Code).

Performance shares are performance compensation awards that are denominated in terms of a specified number of shares of Common Stock, which shares or their future cash equivalent (or a combination of both) may be paid to the Participant upon achievement of applicable performance goals during a specified performance period established by the Committee. Performance units are performance compensation awards that are denominated in terms of a specified dollar value that is set by the Committee (or that is determined by reference to a performance formula) which value may be paid in cash, in shares of Common Stock or in such combination as the Committee may determine, upon achievement of applicable performance goals during a specified performance period established by the Committee.

Certain Terms and Conditions of Awards

Change of Control. In the event of a Change of Control of the Company (as defined in the 2005 Plan), subject to certain limitations and restrictions as more fully described in the 2005 Plan:

•	options and SARs may become fully vested and immediately exercisable for the greater of the time period specified in the original option or SAR award (but subject to termination upon termination of service to the Company) or one year following the date of the Change of Control;

•	restriction periods and restrictions imposed on restricted stock or restricted stock units and performance-based awards may lapse; and

•	restrictions and limitations and other conditions applicable to other awards may lapse, and the awards may become free of restrictions, limitations or conditions and become fully vested and transferable.

Generally, accelerated vesting or lapse of restrictions on awards held by an employee will occur only if an employee’s employment is terminated within a year after a Change in Control, the acquiring company does not assume outstanding awards or substitute equivalent awards or other conditions in the 2005 Plan are satisfied.

Termination of Employment. Vested Awards granted under the 2005 Plan will expire, terminate, or otherwise be forfeited as follows:

•	three (3) months after the effective date of termination of a participant other than a non-employee director (in which case the date will be six months following the date such non-employee director ceases to be a director), including voluntary termination by the participant, other than in the circumstances described below;

•	upon termination of a participant for misconduct (as defined in the 2005 Plan);

•	twelve (12) months after the date on which a participant, other than a non-employee director, suffers total or permanent Disability (as defined in the 2005 Plan);

•	twelve (12) months after the death of a participant; and

•	six (6) months after the date of the participant’s Retirement (as defined in the 2005 Plan).

Duration, Termination and Amendment. The 2005 Plan will terminate on the tenth anniversary of the date the Company’s shareholders approve the plan, unless terminated by the Board or the Committee earlier, or extended by an amendment approved by the Company’s shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2005 Plan prior to the expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board, and the Committee, may generally amend or terminate the plan as determined to be advisable. Shareholder approval may also be required for certain amendments by the Internal Revenue Code, the rules of Nasdaq, or rules of the Securities and Exchange Commission. The Board or the Committee has specific authority to amend the plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the 2005 Plan or any award agreement.

Prohibition on Repricing Awards. Without the approval of the Company’s shareholders, no option or SAR may be amended to reduce its exercise price or grant price and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price.

Transferability of Awards. Unless otherwise provided by the Committee, awards under the 2005 Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose, except that no transfers for consideration will be permitted.

Continuation of Automatic Grants for Non-Employee Directors

The 2005 Plan provides that the automatic stock option grants made to non-employee directors of the Company under the Current Plan will continue under the 2005 Plan until such time as such grants are terminated or amended by the Board or the Governance and Nomination Committee thereof. As a result, the 2005 Plan provides that each non-employee director (an “Eligible Director”) will receive, as an initial grant, on the date that the person becomes an Eligible Director, a nonqualified stock option to purchase 25,000 shares of Common Stock, which shall become exercisable as to 12,500 shares on or after the first anniversary date of the grant of such Option and as to the remaining 12,500 shares on or after the second anniversary date of the grant of such Option. In addition, after the initial option grant, each Eligible Director shall automatically receive, on January 15 of each year, an additional nonqualified stock option for that number of shares of Common Stock that shall result in an option value of $30,000 based on the Black-Scholes method of option valuation; provided that a director will not receive an additional annual grant on the first January 15 date that occurs after the initial grant unless the initial grant date is at least 270 days after the first January 15 date that occurs after the initial grant. Each additional nonqualified stock option granted to Eligible Directors shall become exercisable as to one-third (1/3) of the total number of shares covered thereby on or after the first anniversary date of the grant of such option, and an additional one-third (1/3) of such total number of shares on or after each consecutive anniversary date thereafter until the option has become exercisable as to all of such total number of shares. In addition to the foregoing option grants, each non-employee director may receive other types of award grants under the 2005 Plan at the discretion of the Board and Compensation Committee; provided, however, that non-employee directors are not eligible to receive incentive stock options.

Each nonqualified stock option granted to Eligible Directors pursuant to the automatic grant provisions will have an exercise price equal to 100% of the fair market value of a share of Common Stock on the grant date and shall expire upon the earliest of: (i) ten years from the date the option was granted, (ii) the termination of the Plan, and (iii) six months after the date on which the person ceases to be any of a director, consultant or employee of the Company and its subsidiaries, except that if the cessation of services was caused by the person’s death or disability, the expiration of one year after the cessation of such services.

As of May 10, 2005, Eligible Directors consisted of Messrs. Bassi, Bouts, Brassfield, Dal Pozzo, Grundhofer and King who held options to purchase an aggregate of 30,155, 30,155, 55,924, 55,924, 45,924 and 45,924 shares of Common Stock under the Current Plan, respectively.

Federal Income Tax Consequences

The federal income tax consequences of awards under the 2005 Plan to the Company and the Company’s employees, officers, directors and consultants are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2005 Plan. Recipients of awards under the 2005 Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Nonqualified Options. Under current federal income tax law, the grant of a nonqualified option under the 2005 Plan will have no federal income tax consequences to the Company or the optionee (unless the options are publicly traded). Generally, upon exercise of a nonqualified stock option granted under the 2005 Plan, the excess of the fair market value of the stock at the date of exercise over the option price (the “Spread”) is taxable to the optionee as ordinary income and is subject to withholding. All such amounts taxable to an employee are deductible by the Company as compensation expense. The deduction will be allowed for the taxable year of the Company which includes the end of the taxable year in which the optionee includes an amount in income.

Code Section 162(m) generally denies a tax deduction to any publicly held corporation for compensation that exceeds one million dollars paid to certain senior executives in a taxable year, subject to an exception for “performance based compensation” as defined in the Code and subject to certain transition provisions. The Company has structured the 2005 Plan and intends to structure any stock option grants to senior executive officers who may be subject to Section 162(m) in a manner that is intended to satisfy the performance-based compensation exception. However, the Company reserves the authority to award non-deductible compensation as it deems appropriate. In addition, notwithstanding the Company’s efforts, ambiguities and uncertainties regarding the application and interpretation of Section 162(m) make it impossible to provide assurance that performance-based compensation will, in fact, satisfy the requirements for deductibility under Section 162(m). Thus, Section 162(m) could limit the deductibility of compensation related to the exercise of options granted under the 2005 Plan.

Generally, the shares received on exercise of an option under the 2005 Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the optionee will recognize income on the date of exercise of a nonqualified stock option. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either directors or officers of the Company will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of such service. SEC Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the 2005 Plan satisfies the requirements for exemption under SEC Rule 16b-3, the grant of options will not be considered a purchase and the exercise of the options to acquire the underlying shares of Common Stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

The taxable income resulting from the exercise of a nonqualified stock option will constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the optionee’s other compensation and requiring payment of withholding amounts as part of the exercise price. The tax basis for the Company common stock acquired is the option price plus the taxable income recognized. An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a nonqualified stock option in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

Incentive Stock Options. There will be no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The optionee also will not recognize income when the incentive stock option is exercised (subject to the alternative minimum tax rules discussed below). Generally, the Company receives no deduction at the time of exercise.

In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the employee must recognize only a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is determined under the rules applicable to nonqualified options (see above) based on the Spread at the date of exercise. However, such ordinary income will in no event exceed the amount of the gain realized on the sale, provided that the disposition involves an arm’s-length sale or exchange with an unrelated party. Any gain in excess of the amount taxed as ordinary income will be treated as capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

The Spread under an incentive stock option is treated as an adjustment in computing alternative minimum taxable income (“AMTI”) for the year of exercise. As a result, the Spread on an incentive stock option will be included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an optionee. A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the AMTI adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

Payment of Option Exercise Price in Shares. To the extent an optionee pays all or part of the option exercise price of a nonqualified stock option by tendering shares of common stock owned by the optionee, the tax consequences described above apply except that the number of shares of common stock received upon such exercise which is equal to the number of shares surrendered in payment of the option price will have the same tax basis and holding periods as the shares surrendered. The additional shares of common stock received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the day following the date of recognition of such income. Under proposed Treasury regulations, if an optionee exercises an incentive stock option by tendering shares of Company common stock previously acquired by the exercise of an incentive stock option that have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the optionee will recognize income and be subject to other basis allocation and holding period requirements.

Restricted Stock Awards. Stock granted under the 2005 Plan may, in the determination of the Committee, be subject to rights of repurchase and other transfer restrictions. The tax consequences of stock granted under the 2005 Plan depends on whether the stock is subject to restrictions and if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Code Section 83 (for example, stock granted under the 2005 Plan which is subject to our right to repurchase the stock at a price that is less than fair market value which right lapses over a period of continued employment is considered a “substantial risk of forfeiture” under Code Section 83).

If stock is not subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted less the amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses in the amount of the fair market value of the shares no longer subject to the “substantial risk of forfeiture” less the amount paid for the stock. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long or short-term depending on how long the recipient held the stock.

A recipient of stock subject to a “substantial risk of forfeiture” may make an election under Code Section 83(b) to recognize ordinary income in the year the recipient purchases the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the stock recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient purchases the stock the difference, if any, between the fair market value of the stock on the purchase date and the purchase price paid. If the stock recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the “substantial risk of forfeiture lapses.”

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted. With respect to stand-alone SARs, if the holder receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the holder receives the appreciation inherent in the stand-alone SARs in stock, the holder will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

The income recognized by the holder of a stand-alone SAR will generally be subject to U.S. income tax withholding and employment taxes.

In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of stand-alone SARs. However, upon the exercise of either a stand-alone SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Performance Compensation Awards. Generally, the recipient of a performance compensation award will not recognize any taxable income at the time the award is made but will generally recognize taxable income at the time the award is paid. If the performance compensation award is payable in cash, the cash will be taxable as ordinary compensation income to the participant at the time that it is received. If the holder receives the performance compensation award in stock, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

The income recognized by the holder of a performance compensation award will generally be subject to U.S. income tax withholding and employment taxes.

In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of performance compensation awards. However, upon payment of a performance compensation award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of such payment, provided that the deduction is not otherwise disallowed under the Code.

New 2005 Plan Benefits

Because awards under the 2005 Plan are discretionary (except for the automatic grants to Eligible Directors described above), it is not possible to determine the benefits or amounts that will be received in the future by individual employees, officers, directors or consultants under the 2005 Plan

Vote Required for Approval of the 2005 Plan

Approval of the proposal to ratify and approve the 2005 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented, and entitled to vote at the Annual Meeting.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE BJ’S RESTAURANTS, INC. 2005 EQUITY INCENTIVE PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL NO. 3 ON PROXY CARD)

Action is to be taken by the shareholders at the Annual Meeting with respect to the ratification of Ernst & Young LLP, independent registered public accounting firm, as independent auditors for the Company for the fiscal year ending January 1, 2006. Ernst & Young does not have, and has not had at any time, any direct or indirect financial interest in the Company or any of its subsidiaries and does not have, and has not had at any time, any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in Ernst & Young.

The Board of Directors of the Company and its Audit Committee have approved Ernst & Young as its independent registered public accounting firm for the Company’s fiscal year 2005. Prior thereto, they had questioned partners of that firm about its methods of operation and received assurances that any litigation or other matters involving it would not affect its ability to perform as the Company’s independent accountants.

Representatives of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

Notwithstanding the ratification by shareholders of the appointment of Ernst & Young, the Board of Directors or the Audit Committee may, if the circumstances dictate, appoint other independent auditors.

Audit Fees. The following table sets forth the aggregate fees billed to the Company for the fiscal years ended January 2, 2005 and December 28, 2003 by the Company’s Independent Auditors, Ernest & Young, LLP:

Fiscal Year	Annual Audit Fees(1)	All Other Fees		Percentage of all Other Fees to Audit Fees
2004	$374,000	$—		—%
2003	$155,500	$3,500	(2)	2.25%

(1)	The annual audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, quarterly reviews, review of documents filed with the Securities and Exchange Commission and the audit of the Company’s management’s assessment of internal controls over financial accounting and reporting as required by the Sarbanes-Oxley Act of 2002. No tax fees were paid to Ernst & Young in either year.
(2)	For fiscal 2003, all other fees are for a cost reduction review of our utilities cost in Texas.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate the Company’s independent auditors, to pre-approve their performance of audit services and permitted non-audit services, to approve all audit and non-audit fees, and to set guidelines for permitted non-audit services and fees. All the fees for fiscal 2004 and 2003 were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee, and there were no instances of waiver of approval requirements or guidelines during the same periods.

Financial Information Systems Design and Implementation Fees. Ernst & Young did not provide any professional services related to information systems design and implementation, and did not charge any fees for such services.

All Other Fees. Ernst & Young did not provide any other professional services during 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

To the Company’s knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes all other filings required to be made by executive officers, directors and greater than 10% beneficial owners of the Company under Section 16 of the Securities Exchange Act of 1934 were made on a timely basis, except for late Form 3 filings for Messrs. Lynds and Streitberger and one late Form 4 filing for each of Messrs. Bassi, Deitchle, Mucci, Lynds, Streitberger and William H. Tilley.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

In order for a shareholder proposal to be included in the Board of Directors’ Proxy Statement for the next annual meeting of shareholders, such proposal must be received at 16162 Beach Boulevard, Suite 100, Huntington Beach, California 92647, Attention: Corporate Secretary, no later than the close of business on March 31, 2006.

In order for a proposal made outside of the requirements of Rule 14a-8 to be considered timely in connection with the Company’s 2006 Annual Meeting of Shareholders, such proposal must be received by the office of the Corporate Secretary of the Company at the address stated above no later than January 13, 2006. The persons named in the proxies solicited by the Company in connection with the 2005 Annual Meeting of Shareholders will vote their proxies in their discretion with respect to any proposal with respect to which the Company has not received notification by such time.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report to Shareholders containing its financial statements for the fiscal year ended January 2, 2005, has been mailed concurrently herewith. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to the Company.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail without charge to any person from whom the accompanying proxy is solicited upon written request to: BJ’S RESTAURANTS, INC., 16162 BEACH BOULEVARD, SUITE 100, HUNTINGTON BEACH, CALIFORNIA 92647, ATTENTION: CORPORATE SECRETARY. If Exhibit copies are requested, a copying charge of $.20 per page may be required.

By Order of the Board of Directors

PAUL A. MOTENKO

Co-Chairman of the Board, Vice President

and Secretary of the Company

May 16, 2005

Huntington Beach, California

Appendix A

BJ’S RESTAURANTS, INC.

2005 EQUITY INCENTIVE PLAN

PART I.

PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

SECTION 1. PURPOSE OF THE PLAN. The purposes of this Plan are (a) to promote the growth and success of the Company’s business, and (b) to attract and retain the most talented Employees, Officers, Directors and Consultants available, (i) by aligning the long-term interests of Employees, Officers, Directors and Consultants with those of the shareholders by providing an opportunity to acquire an equity interest in the Company and (ii) by providing both rewards for exceptional performance and long term incentives for future contributions to the success of the Company and its Subsidiaries.

The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, SARs, and Performance Compensation Awards (Shares and Units) at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in the Plan, such as continued employment or satisfaction of performance criteria.

The Committee may elect to establish sub-plans or procedures governing the grants to Employees, Officers Directors and Consultants and this Plan will serve as the framework for any such sub-plans. The awards granted under the Former Plan shall continue to be administered under the Former Plan until such time as those options are exercised, expire or become unexercisable for any reason.

SECTION 2. DEFINITIONS. As used herein, the following definitions shall apply:

(a) “ACTIVE STATUS” shall mean (i) for Employees, the absence of any interruption or termination of service as an Employee, (ii) for Directors, that the Director has not been removed from the Board for Misconduct and the Director has not failed to be reelected by the shareholders following a Board determination of Misconduct by such Director, and (iii) for Consultants, the absence of any interruption, expiration, or termination of such person’s consulting or advisory relationship with the Company or any Subsidiary or the occurrence of any termination event as set forth in such person’s Award Agreement. Active Status shall not be considered interrupted (A) for an Employee in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence properly taken in accordance with the policies of the Company or any applicable Subsidiary as may be in effect from time to time, and (B) for a Consultant, in the case of any temporary interruption in such person’s availability to provide services to the Company or any Subsidiary which has been granted in writing by an authorized Officer of the Company. Whenever a mandatory severance period applies under applicable law with respect to a termination of service as an Employee, Active Status shall be considered terminated upon such Employee’s receipt of notice of termination in whatever form prescribed by applicable law.

(b) “AWARD” shall mean any award or benefits granted under the Plan, including Options, Restricted Stock, Restricted Stock Units, SARs, Performance Shares and Performance Units.

(c) “AWARD AGREEMENT” shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(d) “BENEFICIAL OWNERSHIP” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(e) “BOARD” shall mean the Board of Directors of the Company.

(f) “CHANGE OF CONTROL” shall mean the first day that any one or more of the following conditions shall have been satisfied:

(i) the sale, liquidation or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

(ii) an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) has Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities of the Company, other than a Board-approved transaction;

(iii) during any 36-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided however that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 36-month period, shall be deemed to have satisfied such 36-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of or with the approval of at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv) a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

(g) “CODE” shall mean the Internal Revenue Code of 1986, as amended.

(h) “COMMITTEE” shall mean the Compensation Committee appointed by the Board.

(i) “COMMON STOCK” shall mean the common stock of the Company, no par value per share.

(j) “COMPANY” shall mean BJ’s Restaurants, Inc., a California corporation, and any successor thereto.

(k) “CONSULTANT” shall mean any person, except an Employee, engaged by the Company or any Subsidiary of the Company, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.

(l) “DIRECTOR” shall mean a member of the Board.

(m) “DISABILITY” shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of “Disability” as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the term “Disability” as used in this Plan shall have the same meaning as set forth under the Company’s long-term disability plan applicable to the Participant as may be amended from time to time, and in the event the Company does not maintain any such plan with respect to a Participant, a physical or mental condition resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing his or her usual and customary employment with the Company or a Subsidiary, as the case may be, for a period of not less than 120 days or such other period as may be required by applicable law.

(n) “EFFECTIVE DATE” shall mean the date on which the Company’s shareholders have approved this Plan in accordance with applicable Nasdaq rules.

(o) “EMPLOYEE” shall mean any person, including an Executive Officer or Officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary of the Company. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary of the Company. Persons providing services to the Company, or to any Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not Employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U.S. Department of Labor, or other person or entity as, common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.

(p) “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended.

(q) “EXECUTIVE OFFICERS” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

(r) “FAIR MARKET VALUE” shall mean the closing price per share of the Common Stock on Nasdaq as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system, or at the discretion of the Committee in the case that the Company ceases to be publicly traded.

(s) “FASB 123(R)” shall mean Statements of Financial Accounting Standards No. 123, “Stock-Based Payments”, as promulgated by the Financial Accounting Standards Board.

(t) “FORMER PLAN” shall mean the BJ’s Restaurants, Inc. Amended and Restated 1996 Stock Option Plan, as amended.

(u) “GOVERNANCE AND NOMINATION COMMITTEE” shall mean the Governance and Nomination Committee appointed by the Board.

(v) “INCENTIVE STOCK OPTION” shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w) “INDEPENDENT DIRECTOR” shall mean a Director who: (1) meets the independence requirements of Nasdaq, or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system; (2) qualifies as an “outside director” under Section 162(m) of the Code; (3) qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act; and (4) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Employees.

(x) “MAXIMUM ANNUAL PARTICIPANT AWARD” shall have the meaning set forth in Section 6(b).

(y) “MISCONDUCT” shall mean any of the following; provided, however, that with respect to Non-Employee Directors “Misconduct” shall mean subsection (viii) only:

(i) any material breach of an agreement between the Participant and the Company or any Subsidiary;

(ii) willful unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary by the Participant;

(iii) the Participant’s continued willful and intentional failure to satisfactorily perform Participant’s essential responsibilities;

(iv) material failure of the Participant to comply with rules, policies or procedures of the Company or any Subsidiary as they may be amended from time to time, including, without limitation, failure to comply with (1) the Company’s Code of Ethics and Code of Conduct, (2) policies and procedures of the Company relating to use and maintenance of facilities and equipment, or (3) policies and procedures of the Company relating to the occurrence, reporting or investigation of any harassment or discrimination allegations or complaints;

(v) Participant’s dishonesty, fraud or gross negligence related to the business or property of the Company or any Subsidiary;

(vi) personal conduct that is materially detrimental to the business of the Company or any Subsidiary;

(vii) conviction of or plea of nolo contendere to a felony;

(viii) in the case of Non-Employee Directors, (1) the removal from the Board for cause in accordance with the provisions of Section 302 of the California Corporations Code, (2) the removal from the Board as a result of a shareholder suit in accordance with the provisions of Section 304 of the California Corporations Code, (3) the determination by at least a majority of the disinterested members of the Board that such Non-Employee Director has materially breached his or her fiduciary duties or duties of loyalty to the Company or has grossly abused such Non-Employee Director’s authority with respect to the Company, or (4) the determination by at least a majority of the disinterested members of the Board that such Non-Employee Director has committed fraudulent or dishonest acts which have or could reasonably be expected to have a material adverse effect on the Company; or

(ix) intentional or negligent acts or omissions that cause the Company or any Subsidiary to be subject to a fine, citation, shut down, or other disciplinary action by any federal, state or local governmental agency, including, without limitation, any agency regulating health, occupational safety, alcoholic beverage control or immigration;

(x) Participant’s inducing any customer or supplier to break or terminate any contract with the Company or any Subsidiary;

(xi) Participant’s inducing any principal for whom the Company or any Subsidiary acts as an agent to terminate such agency relationship;

(xii) causes a fire, explosion or other catastrophic event involving the facilities or equipment of the Company or any Subsidiary that could have been reasonably avoided by following the established policies of the Company or any Subsidiary; or

(xiii) Participant’s solicitation of any of the Company’s agents or employees to provide services to any other business or entity.

(z) “NASDAQ” shall mean The Nasdaq Stock Market, Inc.

(aa) “NON-EMPLOYEE DIRECTOR” shall mean a Director who is not an Employee.

(bb) “NONQUALIFIED STOCK OPTION” shall mean an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(cc) “OFFICER” shall mean any Executive Officer of the Company as well as any president, vice president, secretary or treasurer duly appointed by the Board, or any other person designated as an officer by the Board or by the Bylaws of the Company.

(dd) “OPTION” shall mean a stock option granted pursuant to Section 10 of the Plan, including a Nonqualified Stock Option and an Incentive Stock Option.

(ee) “OPTIONEE” shall mean a Participant who has been granted an Option.

(ff) “PARENT” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg) “PARTICIPANT” shall mean an Employee, Officer, Director or Consultant granted an Award.

(hh) “PERFORMANCE COMPENSATION AWARD” means any Awards designated by the Committee as a Performance Compensation Award pursuant to Section 13 of the Plan, including Performance Shares and Performance Units.

(ii) “PERFORMANCE CRITERIA” shall mean one or more of the following (as selected by the Committee) criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Award under the Plan: (i) cash flow; (ii) earnings per share, including as adjusted (A) to exclude the impact of any (1) significant acquisitions or dispositions of businesses by the Company, (2) one-time, non-operating charges, or (3) accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority); and (B) for any stock split, stock dividend or other recapitalization; (iii) earnings before interest, taxes, and amortization; (iv) return on equity; (v) total shareholder return; (vi) share price performance; (vii) return on capital; (viii) return on assets or net assets; (ix) revenue; (x) income; (xi) operating income; (xii) operating profit; (xiii) profit margin; (xiv) return on operating revenue; (xv) return on invested capital; (xvi) market price; (xvii) brand recognition/acceptance; (xviii) customer satisfaction; (xix) productivity; or (xx) sales growth and volume.

(jj) “PERFORMANCE FORMULA” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which a Performance Compensation Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Goals. Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(kk) “PERFORMANCE GOAL” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based on the Performance Criteria. Performance Goals may be established based on Performance Criteria with respect to the Company or any of its Subsidiaries, divisions or operational units, or any composition thereof.

(ll) “PERFORMANCE PERIOD” means one or more periods of time as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of a Performance Compensation Award.

(mm) “PERFORMANCE SHARE” means a Performance Compensation Award granted pursuant to Section 13 of the Plan that is denominated in a specified number of Shares, which Shares or their future cash equivalent (or a combination of both) may be paid to the Participant upon achievement of applicable Performance Goals during the relevant Performance Period as the Committee shall establish.

(nn) “PERFORMANCE UNIT” means a Performance Compensation Award granted pursuant to Section 13 of the Plan that has a dollar value set by the Committee (or that is determined by reference to a Performance

Formula), which value may be paid to the Participant in cash, in Shares, or such combination of cash and Shares as the Committee may determine in its sole discretion, upon achievement of applicable Performance Goals during the relevant Performance Period as the Committee shall establish.

(oo) “PLAN” shall mean this BJ’s Restaurants, Inc. 2005 Equity Incentive Plan, including any amendments thereto.

(pp) “REPRICE” shall mean the adjustment or amendment of the exercise price of Options or SARs previously awarded whether through amendment, cancellation, replacement of grants or any other means.

(qq) “RESIGNATION (OR RESIGN) FOR GOOD REASON” shall mean any voluntary termination by written resignation of the Active Status of any Officer or Employee of the Company after a Change of Control because of: (1) a material reduction in the Officer’s or Employee’s authority, responsibilities or scope of employment; (2) an assignment of duties to the Officer or Employee inconsistent with the Officer’s or Employee’s role at the Company (including its Subsidiaries) prior to the Change of Control, (3) a reduction in the Officer’s base salary; (4) solely with respect to an Officer, a material adverse change in such Officer’s reporting relationship, (5) a material reduction in the Officer’s or Employee’s benefits unless such reduction applies to all Officers or Employees of comparable rank; or (6) the relocation of the Officer’s or Employee’s primary work location more than fifty (50) miles from the Officer’s primary work location prior to the Change of Control; provided that the Officer’s or Employee’s written notice of voluntary resignation must be tendered within one (1) year after the Change of Control, and shall specify which of the events described in (1) through (6) resulted in the resignation.

(rr) “RESTRICTED STOCK” shall mean a grant of Shares pursuant to Section 11 of the Plan.

(ss) “RESTRICTED STOCK UNITS” shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to Section 11 of the Plan.

(tt) “RETIREMENT” shall mean, (i) with respect to any Employee, voluntary termination of employment after attainment of age 55 and at least ten (10) years of credited service with the Company or any Subsidiary (but only during the time the Subsidiary was a Subsidiary), as determined by the Committee in its sole discretion, and (ii) with respect to any Non-Employee Director, ceasing to be a Director pursuant to election by the Company’s shareholders or by voluntary resignation with the approval of the Board’s chair after having attained the age of 55 years and served continuously on the Board for at least six years.

(uu) “SAR” shall mean a stock appreciation right awarded pursuant to Section 12 of the Plan.

(vv) “SEC” shall mean the Securities and Exchange Commission.

(ww) “SHARE” shall mean one share of Common Stock, as adjusted in accordance with Section 5 of the Plan.

(xx) “STAND-ALONE SARS” shall have the meaning set forth in Section 12(b) of the Plan.

(yy) “SUBCOMMITTEE” shall have the meaning set forth in Section 3(d).

(zz) “SUBSIDIARY” shall mean (1) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (2) in the case of a Nonqualified Stock Option, Restricted Stock, a Restricted Stock Unit, SAR, Performance Shares, or Performance Units, in addition to a subsidiary corporation as defined in (1), (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

SECTION 3. ADMINISTRATION OF THE PLAN.

(a) AUTHORITY. The Plan shall be administered by the Committee. The Committee shall have full and exclusive power to administer the Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee’s power to administer the Plan, and actions the Committee takes under the Plan, shall be limited by the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or a panel consisting of all of the Independent Directors of the Company.

(b) POWERS OF THE COMMITTEE. Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

(i) to grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, SARs, Performance Shares, Performance Units and any other Awards authorized under this Plan to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares and the exercise price and unit price, and to modify or amend each Award, with the consent of the Participant when required;

(ii) to determine the Participants, to whom Awards, if any, will be granted hereunder, the timing, vesting and exercisability of such Awards, and the number of Shares to be represented by each Award;

(iii) to construe and interpret the Plan and the Awards granted hereunder;

(iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement;

(v) to establish performance criteria for Awards made pursuant to the Plan in accordance with a methodology established by the Committee, and to determine whether performance goals have been attained;

(vi) to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee;

(viii) to establish sub-plans, procedures or guidelines for the grant of Awards to Employees, Executive Officers, Officers, Directors, Non-Employee Directors and Consultants; and

(ix) to make all other determinations deemed necessary or advisable for the administration of the Plan;

Provided that, no consent of a Participant is necessary under clauses (i) or (vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

(c) EFFECT OF COMMITTEE’S DECISION. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any shareholder and all other persons.

(d) DELEGATION. Consistent with the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate (i) to one or more separate committees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a “Subcommittee”), or (ii) to an Executive Officer of the Company, the ability to grant Awards and take the other actions described in Section 3(b) with respect to Participants who are not Executive Officers, and such actions shall be treated for all purposes as if taken by the Committee; provided that the grant of Awards shall be made in accordance with parameters established by the Committee. Any action by any such Subcommittee or Executive Officer within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

(e) ADMINISTRATION. The Committee may delegate the administration of the Plan to an Officer or Officers of the Company, and such administrator(s) may have the authority to directly, or under their supervision, execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(f) INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, any person(s) acting as administrator(s) and each of the administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the administrator(s) or any of such administrator’s consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the administrator(s) or any of such administrator’s consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the administrator(s) or any of such administrator’s consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such administrator(s) or any of such administrator’s consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such administrator(s) or any of such administrator’s consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

SECTION 4. SHARES SUBJECT TO THE PLAN.

(a) RESERVATION OF SHARES. The shares of Common Stock reserved under this Plan will include reserved shares of Common Stock as to which an option award granted has been forfeited or terminated without exercise under the Former Plan plus an additional Three Million Five Hundred Thousand (3,500,000) shares of Common Stock. Subject to the provisions of Sections 5 of the Plan, the maximum aggregate number of Shares (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares) which may be granted as Incentive Stock Options under the Plan shall not exceed One Million (1,000,000) Shares. The aggregate number of Shares available for issuance under the Plan will be reduced by one Share for each Share delivered in settlement of an Option and by two Shares for each Share delivered in settlement of any Award of Restricted Stock, Restricted Stock Units, SARs, or Performance Shares or Performance Units unless a greater reduction is specified by the Committee with respect to a specific Award grant. If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Awards under the Plan. Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Former Plan on the Effective Date that later cease to be subject to such awards for any reason other than such awards having been exercised, subject to adjustment from time to time as provided in Section 5, which shares of Common Stock shall, as of the date such shares cease to be subject to such awards, cease to be available for grant and issuance under the Former Plan, but shall be available for issuance under the Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) TIME OF GRANTING AWARDS. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

(c) SECURITIES LAW COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Act, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(d) SUBSTITUTIONS AND ASSUMPTIONS. The Board or the Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

SECTION 5. ADJUSTMENTS TO SHARES SUBJECT TO THE PLAN. If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan and (iii) the Maximum Annual Participant Award. The Committee may also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend, if any. In determining adjustments to be made under this Section 5, the Committee may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, binding and conclusive. For purposes of this Section 5, conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

PART II.

TERMS APPLICABLE TO ALL AWARDS

SECTION 6. GENERAL ELIGIBILITY.

(a) AWARDS. Awards may be granted to Participants who are Employees, Directors or Consultants; provided however that Incentive Stock Options may only be granted to Employees.

(b) MAXIMUM ANNUAL PARTICIPANT AWARD. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed 300,000 shares of Common Stock (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares).

(c) NO EMPLOYMENT/SERVICE RIGHTS. Nothing in the Plan shall confer upon any Participant the right to an Award or to continue in service as an Employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without cause.

(d) AWARDS TO NON-EMPLOYEE DIRECTORS; CONTINUATION OF AUTOMATIC GRANTS. The aggregate number of Shares with respect to which Awards may be granted to Non-Employee Directors under the Plan shall be 500,000 shares of Common Stock (increased proportionately in the event of any stock split or stock dividend with respect to the Shares). Unless and until amended or terminated by the Board or the Governance and Nomination Committee thereof, the automatic Award grants to Non-Employee Directors contemplated by Section 17.6 of the Former Plan shall terminate under the Former Plan and continue under the Plan from and after the Effective Date. Notwithstanding anything to the contrary contained in the Former Plan, unless otherwise determined by the Board or the Committee, all Non-Employee Directors shall be eligible to receive the automatic Award grants contemplated by Section 17.6 of the Former Plan.

SECTION	7. PROCEDURE FOR EXERCISE OF AWARDS; RIGHTS AS A SHAREHOLDER.

(a) PROCEDURE. An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(b) of the Plan. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award. In the event that the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 10(a), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of the Plan.

(b) METHOD OF PAYMENT. The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including the method of payment, shall be determined by the Committee at the time of settlement and which forms may include: (i) with respect to an Option and subject to any restrictions or limitations imposed under applicable law, a request that the Company or the designated brokerage firm conduct a cashless exercise of the Option; (ii) cash; and (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time. Shares used to pay the exercise price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate exercise price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

(c) WITHHOLDING OBLIGATIONS. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Incentive Stock Option, Nonqualified Stock Option, SAR, Restricted Stock or Restricted Stock Units, Performance Shares, Performance Units or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

(d) SHAREHOLDER RIGHTS. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(e) NON-TRANSFERABILITY OF AWARDS. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

SECTION 8. EXPIRATION OF AWARDS.

(a) EXPIRATION, TERMINATION OR FORFEITURE OF AWARDS. Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

(i) three (3) months after the effective date of termination of Active Status for a Participant other than a Non-Employee Director, other than in circumstances covered by (ii), (iii), (iv) or (v) below; or six (6) months after the date a Non-Employee Director ceases to be a Director, other than in circumstances covered by (ii) and (iv) below:

(ii) immediately upon termination of a Participant’s Active Status for Misconduct;

(iii) twelve (12) months after the date on which a Participant other than a Non-Employee Director ceased performing services as a result of his or her total and permanent Disability;

(iv) twelve (12) months after the date of the death of a Participant whose Active Status terminated as a result of his or her death; and

(v) six (6) months after the date on which the Participant ceased performing services as a result of Retirement.

(b) EXTENSION OF TERM. Notwithstanding subsection (a) above, the Committee shall have the authority to extend the expiration date of any outstanding Option, other than an Incentive Stock Option, or SAR in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option or SAR beyond the date on which the Option or SAR would have expired if no termination of the Employee’s Active Status had occurred).

SECTION 9. EFFECT OF CHANGE OF CONTROL. Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

(a) ACCELERATION. Awards of a Participant shall be Accelerated (as defined in Section 9(b) below) as follows:

(i) With respect to Non-Employee Directors, upon the occurrence of a Change of Control described in Section 2(f);

(ii) With respect to any Employee, upon the occurrence of a Change of Control described in Section 2(f)(i);

(iii) With respect to any Employee who Resigns for Good Reason or whose Active Status is terminated, so long as such resignation or termination occurs within one year after a Change of Control described in Section 2(f)(ii), (iii) or (iv); and

(iv) With respect to any Employee, upon the occurrence of a Change of Control described in Section 2(f)(iv) in connection with which each Award is not assumed or an equivalent award substituted by such successor entity or a parent or subsidiary of such successor entity.

(b) DEFINITION. For purposes of this Section 9, Awards of a Participant being “Accelerated” means, with respect to such Participant:

(i) any and all Options and SARs shall become fully vested and immediately exercisable, and shall remain exercisable for the greater of (1) the time period specified in the original Award (but subject to termination upon termination of Active Status in accordance with the terms of the original Award) or, (2) one year following the date of such acceleration;

(ii) any restriction periods and restrictions imposed on Restricted Stock or Restricted Stock Units that are not performance-based shall lapse;

(iii) any restriction periods and restrictions imposed on Restricted Stock, Restricted Stock Units, and Performance Compensation Awards that are performance-based shall lapse, unless such performance-based Awards remain outstanding after the Change of Control (or are assumed by any successor entity) and the applicable Performance Criteria can be accurately tracked following the Change of Control; and

(iv) the restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

PART III.

SPECIFIC TERMS APPLICABLE TO OPTIONS, STOCK AWARDS AND SARS

SECTION 10. GRANT, TERMS AND CONDITIONS OF OPTIONS.

(a) DESIGNATION. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Options shall be taken into account in the order in which they were granted.

(b) TERMS OF OPTIONS. The term of each Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the date of grant.

(c) OPTION EXERCISE PRICES.

(i) The per Share exercise price under an Incentive Stock Option shall be as follows:

(A) If granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) If granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) The per Share exercise price under a Nonqualified Stock Option or SAR shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without shareholder approval.

(d) VESTING. To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the date of the Optionee’s Disability or termination of such Optionee’s Active Status for reasons other than Retirement or death, in each of which cases such Options shall immediately vest in full.

(e) EXERCISE. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as are permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

SECTION 11. GRANT, TERMS AND CONDITIONS OF STOCK AWARDS.

(a) DESIGNATION. Restricted Stock or Restricted Stock Units may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. Restricted Stock or Restricted Stock Units may include a dividend equivalent right, as permitted by Section 5. After the Committee determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. Restricted Stock Units may be paid as permitted by Section 7(b). The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Committee.

(b) PERFORMANCE BASED STOCK AWARDS. The Committee may elect to grant Restricted Stock and/or Restricted Stock Units that are intended to qualify as “performance based compensation” under Section 162(m) of the Code. Any such performance based Restricted Stock and Restricted Stock Units shall be subject to the attainment of Performance Goals relating to Performance Criteria selected by the Committee and specified at the time such Restricted Stock and/or Restricted Stock Units are granted.

(c) VESTING. Subject to the provisions of Section 9 of this Plan, unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying Restricted Stock or Restricted Stock Units upon the termination of a Participant’s Active Status. The Committee shall be bound to administer Awards of Restricted Stock or Restricted Stock Units that are not performance-based with a minimum vesting period of at least three years.

SECTION 12. GRANT, TERMS AND CONDITIONS OF SARS.

(a) GRANTS. The Committee shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Participants. The terms of SARs shall be at the discretion of the Committee. In no event shall the Board or the Committee be permitted to Reprice a SAR after the date of grant without shareholder approval.

(b) STAND-ALONE SARS.

(i) A Participant may be granted stand-alone stock appreciation rights (“Stand-Alone SARs”) that are not tied to any underlying Option under Section 10 of the Plan. The Stand-Alone SAR shall cover a specified number of Shares and shall be exercisable upon such terms and conditions as the Committee shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares.

(ii) The number of Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Committee at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.

(iii) The distribution with respect to an exercised Stand-Alone SAR may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

(c) EXERCISED SARS. The Shares issued in settlement of any SARs exercised under this Section 12 shall not be available for subsequent issuance under the Plan. In accordance with Section 4, Shares underlying any exercised SARs that were not issued in settlement of the SAR shall become available for future issuance under the Plan.

SECTION 13. GRANT, TERMS AND CONDITIONS OF PERFORMANCE COMPENSATION AWARDS.

(a) GRANTS. The Committee shall have the full power and authority, exercisable in its sole discretion, to grant Performance Compensation Awards in the form of Performance Units or Performance Shares to Employees (including Officers) and shall evidence such grant in an Award Agreement that is delivered to the Participant setting forth the terms and conditions of the Award. The Committee may, at the time of grant of a Performance Compensation Award, designate such Award as a Performance Compensation Award in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m).

(b) ELIGIBILITY. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 13. Moreover, designation of a Participant eligible to receive a Performance Compensation Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive a Performance Compensation Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive a Performance Compensation Award hereunder shall not require designation of any other person as a Participant eligible to receive a Performance Compensation Award hereunder in such period or in any other period.

(c) DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE COMPENSATION AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(d) MODIFICATION OF PERFORMANCE GOALS. The Committee is authorized at any time during the first ninety (90) days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company (to the extent applicable to such Performance Goal) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company (to the extent applicable to such Performance Goal), or the financial statements of the Company (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(e) PAYMENT OF PERFORMANCE COMPENSATION AWARDS.

(i) A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants in the event of Retirement of such Participant or with respect to a Participant whose Active Status as an employee has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(ii) A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for such period are achieved and certified by the Committee in accordance with Section 13(e)(iii) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(iii) Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period.

(iv) [Intentionally omitted]

(v) The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 13(e)(iii), unless the Committee shall determine that any Performance Compensation Award shall be deferred.

(vi) In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, or (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)).

PART IV.

TERM OF PLAN AND SHAREHOLDER APPROVAL

SECTION 14. TERM OF PLAN. The Plan shall become effective as of the Effective Date. It shall continue in effect until the tenth (10th) anniversary of the Effective Date or until terminated under Section 15 of the Plan or extended by an amendment approved by the shareholders of the Company pursuant to Section 15(a).

SECTION 15. AMENDMENT AND TERMINATION OF THE PLAN.

(a) AMENDMENT AND TERMINATION. The Board or the Committee may amend or terminate the Plan from time to time in such respects as the Board may deem advisable (including, but not limited to amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided that to the extent required by the Code or the rules of Nasdaq or the SEC, shareholder approval shall be required for any amendment of the Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the Plan or any Award Agreement.

(b) PARTICIPANTS IN FOREIGN COUNTRIES. The Committee shall have the authority to adopt such modifications, procedures, and sub-plans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(c) EFFECT OF AMENDMENT OR TERMINATION. Any amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

SECTION 16. SHAREHOLDER APPROVAL. The effectiveness of the Plan is subject to approval by the shareholders of the Company in accordance with applicable Nasdaq rules.

PROXY

BJ’S RESTAURANTS, INC.

16162 Beach Boulevard, Suite 100

Huntington Beach, California 92647

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 14, 2005

THE UNDERSIGNED HEREBY APPOINTS PAUL A. MOTENKO AND JEREMIAH J. HENNESSY AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM OR EITHER OF THEM TO REPRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS OF BJ’S RESTAURANTS, INC. TO BE HELD AT 9:00 A.M. PACIFIC TIME, ON JUNE 14, 2005, AT BJ’S RESTAURANT & BREWHOUSE LOCATED AT 16060 BEACH BOULEVARD, HUNTINGTON BEACH, CALIFORNIA 92647, AND AT ANY ADJOURNMENT THEREOF AND TO VOTE ALL SHARES OF COMMON STOCK WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT SUCH MEETING AS FOLLOWS:

(continued from other side)

The Board of Directors unanimously recommends a vote each of the Directors and Proposals below:

(1) ELECTION OF DIRECTORS

FOR ALL NOMINEES LISTED BELOW (EXCEPT

AS MARKED TO THE CONTRARY BELOW)

WITHHOLD AUTHORITY TO VOTE FOR

ALL NOMINEES LISTED BELOW

NOMINEES: 01 PAUL A. MOTENKO, 02 JEREMIAH J. HENNESSY, 03 GERALD W. DEITCHLE, 04 JAMES A. DALPOZZO, 05 SHANN M. BRASSFIELD, 06 LARRY D. BOUTS, 07 JOHN F. GRUNDHOFER, 08 J. ROGER KING, 09 PETER A. BASSI

(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE THE NOMINEE’S NAME LISTED ABOVE.)

(2) TO RATIFY AND APPROVE THE COMPANY’S 2005 EQUITY INCENTIVE PLAN

FOR AGAINST ABSTAIN

(3) TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP, AS INDEPENDENT AUDITORS FOR

FISCAL YEAR 2005

FOR AGAINST ABSTAIN

(4) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AS THE PROXY HOLDER(S) SHALL DETERMINE WITH RESPECT TO ANY OTHER

PROPOSAL THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Dated: , 2005

SIGNATURE OF SHAREHOLDER

SIGNATURE(S) IF HELD JOINTLY

THIS PROXY SHOULD BE SIGNED EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD BOTH SIGN. IF SIGNED BY EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHER PERSONS SIGNING IN REPRESENTATIVE CAPACITY, THEY SHOULD GIVE FULL TITLES.

PLEASE READ, COMPLETE, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Please Detach Here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope